                                                                   Exhibit 10.12









                                  OFFICE LEASE





                                 by and between



                          NAGOG PARK INVESTORS, L.L.C.
                                  ("Landlord")


                                       and


                         ARROWPOINT COMMUNICATIONS, INC.
                                   ("Tenant")



                             Dated: August 31, 1999

                                TABLE OF CONTENTS

                                                                            Page

ARTICLE I
      REFERENCE DATA......................................................     1
      1.1   Commencement Date.............................................     1
      1.2   Building......................................................     1
      1.3   Leased Premises...............................................     1
      1.4   Land..........................................................     2
      1.5   Property......................................................     2
      1.6   Landlord's Mailing Address....................................     2
      1.7   Tenant's Mailing Address......................................     2
      1.8   Broker........................................................     2
      1.9   Tenant's Prorata Share........................................     2
      1.10  Security Deposit..............................................     2
      1.11  Guarantor.....................................................     2
      1.12  Leased Premises Rentable Area.................................     2
      1.13  Permitted Use.................................................     2
      1.14  Lease Year....................................................     2
      1.15  Base Year Taxes...............................................     3
      1.16  Base Year Operating Costs.....................................     3

ARTICLE II

      LEASE TERM; EXTENSIONS..............................................     4
      2.1   Term..........................................................     4
      2.2   Extension Rights..............................................     4

ARTICLE III

      RENT ...............................................................     4
      3.1   Base Rent.....................................................     4
      3.2   Additional Rent...............................................     5
      3.3   Manner of Payment of Additional Rent..........................     6
      3.4   Audit Right of Tenant.........................................     7

ARTICLE IV

      SECURITY DEPOSIT....................................................     7
      4.1   Handling of Security Deposit..................................     7
      4.2   Restoration of Security Deposit...............................     8


                                                                            Page

ARTICLE V

      UTILITIES AND SERVICES .............................................     8
      5.1   Electricity...................................................     8
      5.2   Other Utilities...............................................     8
      5.3   Tenant's Obligations Regarding Additional Utilities...........     8
      5.4   Landlord's Right to Install Other Utilities...................     9
      5.5   Janitorial Services...........................................     9
      5.6   Satellite Dish................................................     9
      5.7   Year 2000 Compliance..........................................    10

ARTICLE VI

      USE OF LEASED PREMISES..............................................    10
      6.1   Use of Leased Premises........................................    10
      6.2   Compliance with Laws..........................................    10
      6.3   Compliance with Americans with Disabilities Act...............    10
      6.4   No Nuisance or Other Harmful or Disruptive Activity...........    11
      6.5   Compliance with Fire Insurance Requirements...................    11
      6.6   Hazardous Materials...........................................    12

ARTICLE VII

      MAINTENANCE; REPAIRS................................................    13
      7.1   Tenant's Obligations..........................................    13
      7.2   Landlord's Obligations........................................    13
      7.3   Removal of Snow, Ice and Debris...............................    14
      7.4   Tenant's Failure to Make Repairs..............................    14
      7.5   Landlord's Failure to Make Repairs............................    14

ARTICLE VIII

      ALTERATIONS.........................................................    14
      8.1   Alterations or Additions by Tenant............................    14
      8.2   Alterations or Additions by Landlord..........................    15

ARTICLE IX

      ASSIGNMENT; SUBLEASING..............................................    15
      9.1   Landlord's Consent............................................    15
      9.2   Standards for Consent.........................................    16
      9.3   Affiliated Transfers..........................................    16



ARTICLE X

      SUBORDINATION; ESTOPPEL CERTIFICATES................................    16
      10.1  Subordination ................................................    16
      10.2  Estoppel Certificates.........................................    17

ARTICLE XI

      INDEMNIFICATION AND WAIVER..........................................    18
      11.1  Damage to Property ...........................................    18
      11.2  Indemnity Against Liability ..................................    18
      11.3  Waiver of Claims .............................................    19

ARTICLE XII

      INSURANCE...........................................................    19
      12.1  Insurance to be Maintained by Tenant..........................    19
      12.2  Other Insurance Requirements .................................    20
      12.3  Waiver of Subrogation.........................................    20
      12.4  Insurance to be Maintained by Landlord........................    20

ARTICLE XIII

      FIRE; CASUALTY; EMINENT DOMAIN......................................    21
      13.1  Damage by Casualty............................................    21
      13.2  Tenant's Option to Terminate in the Event of a Taking.........    22
      13.3  Landlord's Option to Terminate in the Event of a Taking.......    22
      13.4  Miscellaneous Provisions Regarding Casualty or Taking.........    23

ARTICLE XIV

      DEFAULT; REMEDIES; BANKRUPTCY.......................................    23
      14.1  Events of Default ............................................    23
      14.2  Landlord's Remedies ..........................................    25
      14.3  Landlord's Cure Rights .......................................    26
      14.4  Tenant's Obligation to Reimburse Landlord ....................    26
      14.5  No Waiver ....................................................    26
      14.6  Acceptance of Late Payments ..................................    27
      14.7  Interest on Late Payments ....................................    27
      14.8  Remedies Cumulative ..........................................    27
      14.9  Landlord's Rights in Tenant's Bankruptcy .....................    27
      14.10 Landlord's Default............................................    28


ARTICLE XV

      SURRENDER; HOLDING OVER.............................................    29
      15.1  Surrender of Leased Premises..................................    29
      15.2  Holding Over .................................................    29

ARTICLE XVI

      LANDLORD'S LIABILITY................................................    30
      16.1  Limited Recourse .............................................    30
      16.2  Interruption of Services and Utilities .......................    30
      16.3  No Consequential Damages .....................................    30
      16.4  Liability after Conveyance of Property .......................    30

ARTICLE XVII

      MISCELLANEOUS PROVISIONS............................................    31
      17.1  Governing Law ................................................    31
      17.2  Partial Invalidity ...........................................    31
      17.3  Captions .....................................................    31
      17.4  Successors and Assigns........................................    31
      17.5  Recording of Lease............................................    31
      17.6  Entire Agreement..............................................    31
      17.7  Amendments....................................................    31
      17.8  Quiet Enjoyment...............................................    31
      17.9  No Partnership................................................    31
      17.10 Time of Essence...............................................    32
      17.11 Brokerage.....................................................    32
      17.12 Rules and Regulations.........................................    32
      17.13 Signs.........................................................    32
      17.14 Landlord's Access and Tenant's Access; Security...............    33
      17.15 Notices.......................................................    33
      17.16 No Merger.....................................................    34
      17.17 No Offer......................................................    34
      17.18 Waiver of Jury Trial..........................................    34
      17.19 Financial Reports.............................................    34
      17.20 Landlord's Fees...............................................    34
      17.21 Telecommunications............................................    34
      17.22 Confidentiality...............................................    35
      17.23 Notice to Landlord's Mortgagee................................    35
      17.24 Condition of Leased Premises..................................    35
      17.25 Landlord Work.................................................    36
      17.26 Intentionally Omitted.........................................    37


      17.27 Tenant Improvements...........................................    37
      17.28 Right of First Offer..........................................    37


List of Exhibits:
-----------------

Exhibit FP        - Floor Plan of Leased Premises
Exhibit LD        - Legal Description of Property
Exhibit OC        - Operating Costs
Exhibit FMRV      - Calculation of Fair Market Rental Value
Exhibit RR        - Rules and Regulations
Exhibit LW        - Landlord Work
Exhibit TI        - Tenant Improvements
Exhibit J         - Janitorial Services
Exhibit S         - Subordination, Non-Disturbance and Attornment Agreement
Exhibit HM        - Hazardous Materials Disclosure Form

                                                                       8/27/99
                                                            Exchange.3028907.6


                                 OFFICE LEASE

      THIS OFFICE LEASE (this "Lease") is made as of the 31st day of August, 1999, by and between Nagog Park Investors, L.L.C., having a business address c/o Tishman-Heskin Partners, 119 North Fourth Street, Minneapolis, MN 55401 ("Landlord") and ArrowPoint Communications, Inc., a Delaware corporation, having a business address as provided below in Section 1.7 ("Tenant").

      Subject to the covenants, conditions and other provisions of this Lease, Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Leased Premises (as defined below), together with the non-exclusive right to use in common with others the Common Facilities (as defined below) and the right to use in common with other tenants, the unassigned parking spaces on the Land, it being agreed the assigned parking spaces on the Land will not exceed 45 spaces.


                                  ARTICLE I

                                REFERENCE DATA

      Each of the capitalized terms used in this Lease shall have the meaning set forth opposite such term below:


1.1   COMMENCEMENT DATE:            The later of (a) November 1, 1999 or (b) the
                                    date on which Landlord delivers the Leased
                                    Premises to Tenant with the Landlord Work
                                    substantially complete in accordance with
                                    Section 17.25 of this Lease.

1.2   BUILDING:                     The building located at 50 Nagog Park,
                                    Acton, Massachusetts, containing
                                    approximately one hundred eighteen thousand
                                    (118,309) rentable square feet of floor
                                    space.

1.3   LEASED PREMISES:              A portion of the Building containing
                                    approximately forty-four thousand three
                                    hundred five (44,776) square feet of
                                    floor space, located within the Building
                                    on the third (3rd) floor as shown on
                                    EXHIBIT FP attached hereto.

1.4   LAND:                         The land on which the Building is
                                    located, as described in the legal
                                    description attached hereto as EXHIBIT LD.

1.5   PROPERTY:                       The Land, the Building, the Common
                                      Facilities and the other common areas and
                                      the other improvements on the Land.

1.6   LANDLORD'S MAILING ADDRESS:     119 North Fourth Street, Suit 407
                                      Minneapolis, MN 55401
                                      Attn: Mr. Raymond P. Cunningham

1.7   TENANT'S MAILING ADDRESS:       Prior to the Commencement Date:
                                      235 Littleton Rd., Suite #3
                                      Westford, MA 01886

                                      After the Commencement Date:
                                      the address of the Leased Premises
                                      Attn: Chief Financial Officer

1.8   BROKER:                         Grubb & Ellis Company and Insignia/ESG,
                                      Inc.

1.9   TENANT'S PRORATA SHARE:         Thirty-seven and eight tenths percent
                                      37.8%)

1.10  SECURITY DEPOSIT:.              One Hundred Thirty-Four Thousand Seven
                                      Hundred Sixty-One and 00/100 Dollars
                                      ($134,761.00)

1.11  GUARANTOR:                      N/A

1.12  LEASED PREMISES RENTABLE AREA:  Forty-four thousand seven hundred seventy-six (44,776) rentable square feet

1.13  PERMITTED USE:                  General office, laboratory, research,
                                      development and light assembly but only
                                      to the extent permitted by applicable
                                      zoning, and no other purpose.

1.14  LEASE YEAR:                     A period of twelve (12) consecutive
                                      calendar months commencing on the
                                      Commencement Date (or the first day of
                                      the first calendar month after the
                                      Commencement Date occurs if the
                                      Commencement Date is any day other than
                                      the first day of a month), and then each
                                      consecutive twelve (12) month period
                                      occurring thereafter during the Term of
                                      this Lease.

1.15  BASE YEAR TAXES:                Total Taxes (as defined below) paid with
                                      respect to the Property for the period
                                      from July 1, 1999 through June 30, 2000
                                      (i.e., fiscal tax year 2000); provided,
                                      however, if at the time the Building

                                    reaches 95% occupancy, it can be
                                    reasonably determined that the assessment of the Property has been increased to reflect an increase in the occupancy of the Building over the occupancy level that existed on the relevant assessment date for fiscal year 2000, then the Base
                                    Year Taxes shall be calculated to equal
                                    the product of (a) the new, higher
                                    assessed value which reflects such 95%
                                    occupancy (as distinct from any increased valuation which is part of a general increased valuation of all the property within the Town of Acton) times (b) the tax rate in effect for the Property for fiscal year 2000.

1.16  BASE YEAR OPERATING COSTS:    Total Operating Costs (as defined below)
                                    paid with respect to the Property for the
                                    period from January 1, 2000 through and
                                    including December 31, 2000; however, if
                                    during such period average occupancy of
                                    the Building was less than ninety-five
                                    (95%), then Base Year Operating Costs
                                    shall be adjusted as reasonably
                                    appropriate to reflect the Operating
                                    Costs which would have been incurred had
                                    average occupancy of the Building for
                                    such period been ninety-five percent
                                    (95%).

1.17  COMMON FACILITIES:            The driveways and walkways necessary for
                                    access to the Building and the parking areas
                                    on the Land; the loading docks and loading
                                    areas serving the Building; the cafeteria;
                                    the entrances, lobbies, stairways, freight
                                    and passenger elevators, and corridors
                                    necessary for access to said loading docks,
                                    cafeteria and the Leased Premises; exercise
                                    facilities; and the heating, ventilating,
                                    air conditioning, plumbing, electrical,
                                    security, emergency and other mechanical
                                    systems and equipment serving the Leased
                                    Premises in common with other portions of
                                    the Building.



                                   ARTICLE II

                             LEASE TERM; EXTENSIONS

      2.1 TERM. The term of this Lease shall be for a period of five (5) years commencing on the Commencement Date and ending on the last day of the month immediately prior to the month in which the fifth (5th) anniversary of the Commencement Date occurs (the "Term"). Landlord shall deliver the Leased Premises to Tenant, free of all tenants and occupants in accordance with Section 17.25 of this Lease, on the Commencement Date.

      2.2 EXTENSION RIGHTS. Provided there is no uncured Event of Default both at the time of Tenant's exercise of its right to extend and at the commencement of the Option Term, Tenant shall have the right to extend the Term for one (1) five-year extension period (the "Option Term") upon the following terms and conditions:

            2.2.1 Tenant must notify Landlord in writing of its election to extend the Term for the Option Term on or before two hundred seventy (270) days prior to the expiration of the Term.

            2.2.2 The annual Base Rent for the Option Term shall be equal to ninety-five percent (95%) of the Fair Market Rental Value as determined pursuant to EXHIBIT FMRV attached hereto as of the last day of the original Term.

            2.2.3 Additional Rent (defined below) due for Real Estate Taxes (defined below), Operating Costs (defined below), the costs of utilities and other sums due under this Lease shall be payable during the Option Term in the same manner as herein provided for the original Term; provided, however, the Base Year Taxes shall be Total Taxes paid with respect to the Property for fiscal tax year 2005, and the Base Year Operating Costs shall be Total Operating Costs paid with respect to the Property for calendar year 2005.

            2.2.4 All other provisions of this Lease shall also remain in effect during the Option Term except the right to extend as set forth in this Section 2.2, it being agreed that there are no further rights of extension after the first (1st) Option Term. Unless expressly stated herein to the contrary, all references in this Lease to the "Term" shall include the Option Term when and if Landlord receives Tenant's notice of election to extend the Term as herein provided.


                                   ARTICLE III

                                      RENT

      3.1 BASE RENT. Tenant shall pay to Landlord annual rent equal to (i) Eight Hundred Seventeen Thousand One Hundred Sixty-Two and 00/100 Dollars ($817,162.00) per year, payable in equal monthly installments of Sixty-Eight Thousand Ninety-Six and 83/100 Dollars ($68,096.83) each from the Commencement Date through the date which is one (1) day prior to the first (1st) anniversary of the Commencement Date, and Eight Hundred Twenty-Eight Thousand Three Hundred Fifty-Six and 00/100 Dollars ($828,356.00) per year, payable in equal monthly installments of Sixty-Nine Thousand Twenty-Nine and 67/100 Dollars ($69,029.67) each from the first (1st) anniversary of the Commencement Date through the date which is one (1) day prior to the third (3rd) anniversary of the Commencement Date, and Eight Hundred Fifty

Thousand Seven Hundred Forty-Four and 00/100 Dollars ($850,744.00) per year, payable in equal monthly installments of Seventy Thousand Eight Hundred Ninety-Five and 33/100 Dollars ($70,895.33) each from the third (3rd) anniversary of the Commencement Date through the last day of the original Term of this Lease ("Base Rent"), and (ii) an amount equal to the cost of the electricity consumed by Tenant at the Building determined by a check meter (the "Electricity Rent"). Landlord shall pay for the cost of such check meter. Payments of Base Rent shall be made by Tenant at the Landlord's Mailing Address commencing on the Commencement Date and continuing thereafter on the first day of each month during the Term in advance, without offset, deduction, demand, or abatement (except as otherwise expressly specified in this Lease) whatsoever, in lawful money of the United States. The Base Rent payment for any fractional month at the commencement, termination or expiration of the Term will be prorated accordingly. The amount of Base Rent payable during the Option Term shall be determined in accordance with Section 2.2.2 above. Electricity Rent shall be payable in monthly installments in arrears within thirty (30) days after Tenant receives an invoice from Landlord stating the amount of electricity consumed by Tenant during the previous month according to said check meter and the actual cost to Landlord of such electricity.

      3.2 ADDITIONAL RENT. In addition to the Base Rent and Electricity Rent, Tenant shall pay to Landlord the following amounts as additional rent ("Additional Rent") hereunder:

            3.2.1 TAXES. Commencing July 1, 2000, Tenant will pay to Landlord Tenant's Prorata Share of the "Increased Taxes" (defined below) for each fiscal tax year or portion thereof included within the Term. "Taxes" shall mean the total of all real estate taxes, charges, and assessments, extraordinary as well as ordinary, and any payments in lieu of such real estate taxes, levied, imposed, or assessed for a particular fiscal year during the Term of this Lease by governmental authorities upon or attributable to the Property, or to any and all personalty owned by Landlord installed in or about the same by Landlord. If due to a future change in the method of taxation any franchise, income or profit tax shall be levied against Landlord in substitution for or in lieu of any tax which would otherwise constitute a real estate tax or payment in lieu of real estate tax, or if a specific tax on rentals from the Property shall be levied against Landlord, such franchise, rental, or income tax shall be deemed to constitute "Taxes" for the purposes hereof. Notwithstanding any other provision of this Lease, "Taxes" shall not include any penalties or interest thereon incurred due to Landlord's fault or omission nor any tax on Landlord's net income or any succession, inheritance, transfer, estate, franchise, income tax or tax on gross rent. "Increased Taxes" shall mean the amount, if any, by which total Taxes paid for any fiscal tax year included within the Term exceed Base Year Taxes. If Landlord obtains an abatement of any such Taxes, a proportionate share of such abatement, less the reasonable fees and costs incurred in obtaining the same, shall be refunded to Tenant. If Tenant reasonably determines that the assessed value of real property is not commensurate with similar commercial properties in Acton, Tenant shall have the right to bring or cause to be brought an application or proceeding for reduction of the assessed valuation of the real property, at Tenant's sole cost and expense. Taxes shall be deemed to be paid over the maximum time permitted under law. If the Term includes only a portion of any fiscal tax year, Tenant's Prorata Share of Increased Taxes for such fiscal tax year shall be prorated according to the fraction calculated by dividing (a) the total number of days in such fiscal tax year included within the Term by (b) 365. Tenant shall be fully responsible for any tax assessment or other charge levied by any governmental authority against any personalty placed upon the Property by Tenant.

            3.2.2 OPERATING COSTS. Commencing January 1, 2001, Tenant shall pay to Landlord Tenant's Prorata Share of the Increased Operating Costs (defined below) for each calendar year. For the purposes of this Lease, the term "Operating Costs" shall mean the items listed in EXHIBIT OC attached hereto and made a part hereof. "Increased Operating Costs" shall mean the amount, if any, by which total Operating Costs for any calendar year included within the Term exceed Base Year Operating Costs. If during any calendar year less than ninety-five percent (95%) of the rentable area of the Building is occupied, then Operating Costs for such calendar year shall be adjusted reasonably to reflect the Operating Costs which would have been incurred if at least ninety-five percent (95%) of the rental area of the Building had been occupied during such calendar year. If the Term includes only a portion of a calendar year, Tenant's Prorata Share of Increased Operating Costs for such calendar year shall be prorated according to the fraction calculated by dividing (a) the total number of days in such calendar year included within the Term by (b) 365.

      3.3 MANNER OF PAYMENT OF ADDITIONAL RENT. Landlord shall reasonably estimate Base Year Operating Costs, Increased Taxes, Increased Operating Costs, and Tenant's Prorata Share of such Increased Taxes and such Increased Operating Costs for the Lease Year in question and commencing January 1, 2001, Tenant shall pay with each monthly installment of Base Rent during that Lease Year, in advance as Additional Rent, an amount equal to one-twelfth (1/12th) of the total of Tenant's Prorata Share of such estimated Increased Taxes and Increased Operating Costs. On or before April 1 of each calendar year, Landlord shall deliver to Tenant a reasonably detailed written statement of the actual Taxes and Operating Costs for the preceding calendar year, together with reasonable supporting documentation to permit Tenant to confirm the accuracy of all charges and calculations. If total payments made by Tenant based upon such estimates exceed Tenant's Prorata Share of actual Increased Taxes and Increased Operating Costs as finally determined for the Lease Year in question, then any overpayment shall be credited in full to such payments next coming due under this Lease or in the event such overpayment occurs at the end of the Term, then such excess shall be refunded to Tenant within thirty (30) days after the end of the Term (subject to any offsets for sums due from Tenant). If total payments based upon such estimates are less than the actual amounts required to pay in full Tenant's Prorata Share of actual Increased Taxes and Increased Operating Costs for the year in question, then Tenant shall pay to Landlord the full amount of the deficiency within thirty (30) days after receiving written notice from Landlord of the amount of such deficiency. The Additional Rent payment for any fractional month at the commencement, termination or expiration of the Term shall be prorated accordingly. Payments of Additional Rent shall be made by Tenant without offset, deduction, demand, or abatement whatsoever (except as otherwise expressly provided in this Lease), in lawful money of the United States.

      3.4 AUDIT RIGHT OF TENANT. Tenant shall have the right to audit the applicable records of Landlord to confirm that the Operating Costs and other charges billed to Tenant are proper and conform to the provisions of the Lease. Such right shall be exercisable by Tenant within one year after the Tenant's receipt of the Landlord's statement of Taxes and Operating Costs with respect to such expenses and charges. Landlord shall cooperate with Tenant in providing Tenant reasonable access to Landlord's books and records during normal business hours to enable Tenant to audit Landlord's books and records as they relate to any costs or expenses passed through to Tenant pursuant to any provisions of this Lease. If the audit discloses any overpayment on the part of Tenant, then Tenant shall be entitled to a credit on the next succeeding installment of Increased Operating Costs for an amount equal to the overcharge plus interest on the amount of such overcharge from the date on which same was paid by Tenant until the date refunded by Landlord at the prime rate as published in the Wall Street Journal, and such credit shall be extended to succeeding installments of Increased Operating Costs in the event such overcharge exceeds the amount of the next succeeding such installment and, in the event the term of this Lease has expired or been earlier terminated, then Tenant shall be entitled to a refund of such excess from Landlord (net of any amounts whatsoever which Tenant may still owe to Landlord notwithstanding such expiration or early termination) within thirty (30) days after such date or expiration or earlier termination. In addition, in the event such audit by Tenant discloses such an overcharge in excess of five percent (5%) of the amount payable in accordance with this Lease, then Landlord shall pay to the Tenant the reasonable costs and expenses of such audit.


                                   ARTICLE IV

                                SECURITY DEPOSIT

      4.1 HANDLING OF SECURITY DEPOSIT. Upon the execution of this Lease, Tenant shall pay to Landlord the Security Deposit in the amount specified in Section
1.10 above, which shall be held as security for Tenant's performance of Tenant's obligations under this Lease (and may be applied by Landlord to defray the cost or expense to Landlord (including, without limitation, payment of any unpaid
Rent) arising out of any Event of Default by Tenant hereunder) and refunded to Tenant at the end of the Lease Term subject to Tenant's satisfactory compliance with the conditions and obligations of this Lease. Landlord may co-mingle the Security Deposit with Landlord's other funds; however, Landlord shall at least annually either pay over to Tenant or credit against Rent owed by Tenant any interest accrued with respect to the Security Deposit. Further, Landlord shall have the right to turn over the Security Deposit to any grantee of Landlord's interest in the Property; and if so turned over, Tenant agrees to look solely to such grantee for proper application of the Security Deposit.

      4.2 RESTORATION OF SECURITY DEPOSIT. In the event Landlord applies any portion of the Security Deposit in accordance with provided in Section 4.1 above, Tenant shall immediately make payment to Landlord of the amount necessary to restore the Security Deposit to the full dollar amount set forth in Section 1.10.

                                    ARTICLE V

                             UTILITIES AND SERVICES


      5.1 ELECTRICITY. Tenant shall pay directly to Landlord monthly (as set forth in Section 3.1) Tenant's share of charges for electricity for the lights and plugs consumed in the Leased Premises as established by the so-called check meter or sub-meter (the "Sub-meter") between the main meter (the "Main Meter") for the Building and the Leased Premises which monitors electricity usage at the Leased Premises. Tenant's share shall equal the total monthly electric bill based upon the usage reflected by the Main Meter, times a fraction of which the denominator is the total kilowatt hours shown on the Main Meter for the month in question and the numerator of which is the total kilowatt hours shown on the Sub-meter for the month in question. Landlord hereby warrants to Tenant that electricity having a capacity of six (6) watts per square foot of rentable area in excess of electricity provided for HVAC, lighting and the base building will be provided to the Leased Premises at all times during the term. Landlord shall provide heating, ventilation and air conditioning ("HVAC") to the Leased Premises between the hours of 8:00 a.m. to 6:00 p.m. Monday through Friday and from 8:00 a.m. to 1:00 p.m. on Saturday, but excluding holidays (the "Normal Hours HVAC"). Landlord hereby warrants to Tenant that the Building air conditioning system shall have a cooling capacity of one (1) ton per hour for each three hundred (300) usable square feet in the Building. Upon Tenant's request, which request must be made to Landlord's property manager by 3:00 p.m. on the preceding business day, Landlord shall provide HVAC beyond Normal Hours HVAC at a cost of fifty dollars ($50) per hour. Notwithstanding any provisions of this Section 5.1 to the contrary, Tenant hereby agrees that in the event that the Tenant's unusual concentration and use of business machines, classrooms, training rooms, or its uncharacteristically high occupancy of the Leased Premises or Tenant's unusual electrical loads cause the need for an upgrade to the HVAC system, Tenant shall pay to Landlord all costs of such HVAC system upgrade.

      5.2 OTHER UTILITIES. For any utility service provided to the Leased Premises other than electricity, water or sewer, Tenant must make arrangements directly with the provider of such utility service for bills to be rendered directly to Tenant, and Tenant shall have full responsibility to pay all such bills.

      5.3 TENANT'S OBLIGATIONS REGARDING ADDITIONAL UTILITIES. Landlord shall have no obligation to provide utilities or equipment other than the utilities and equipment within the Leased Premises as of the Commencement Date of this Lease. In the event Tenant's use of the Leased Premises requires additional utilities or equipment or utilities of greater capacity, the installation and maintenance thereof shall be Tenant's sole obligation and shall be performed at Tenant's sole cost and expense, provided that such installation shall be subject to the prior written consent of Landlord which shall not be unreasonably withheld, delayed or conditioned.

      5.4 LANDLORD'S RIGHT TO INSTALL OTHER UTILITIES. Landlord shall be entitled to install in or through the Leased Premises (above drop ceilings) and the Property and repair, maintain, and replace pipes, conduits, wires, and other utility lines serving other tenants or portions of the

Property provided said installation, repair, maintenance or replacements do not unreasonably interfere with Tenant's use of the Leased Premises, other than a reasonable time necessary to complete repairs or replacements of an urgent nature. Landlord shall provide at least forty-eight (48) hours advance written notice to Tenant of any such work to be performed in or adjacent to the Leased Premises that may reasonably be calculated to have an effect on the Tenant's use of the Leased Premises.

      5.5 JANITORIAL SERVICES. Landlord shall provide daily and periodic janitorial services to the Leased Premises after 5:00 p.m. according to the schedule attached as EXHIBIT J substantially in accordance with similar suburban buildings along the Route 495 corridor. The cost of such services shall be included in Operating Costs. Tenant shall have the right, which shall be exercised by sixty (60) days prior written notice to Landlord, to select and hire Tenant's own cleaning company to perform the janitorial services set forth on EXHIBIT J at Tenant's sole cost and expense; provided that, upon the date which is sixty (60) days after Landlord's receipt of Tenant's notice that Tenant will select and hire its own cleaning company, Landlord shall have no obligation to provide any janitorial services to Tenant with respect to the Leased Premises or otherwise. If Tenant notifies Landlord of its election to select and hire its own cleaning company, then commencing on the date which is sixty (60) days after Tenant's notice, Landlord shall not include in the calculation of Tenant's Prorata Share of Operating Costs the cost of the janitorial services set forth on EXHIBIT J.

      5.6 SATELLITE DISH. Provided that Tenant has (i) obtained Landlord's prior written consent, which consent may be withheld in Landlord's sole discretion, and (ii) submitted to Landlord, and Landlord has approved, the plans and specifications for a satellite dish or other form of wireless equipment for receiving telecommunications (the "Satellite Dish"), Tenant shall have the right, appurtenant to the Leased Premises, to install, construct, maintain, use and operate a satellite dish or other form of wireless equipment for receiving telecommunications on the roof of the Building in the area reasonably specified by Landlord; provided further that, (a) Tenant's installation, construction, maintenance, use and operation of the Satellite Dish shall not invalidate any warranty of any contractors or materials suppliers relating to the roof, (b) Tenant hereby acknowledges and agrees that the indemnification of Landlord by Tenant set forth in Section 11.2 shall expressly apply to any damage to the roof, and injury to persons or other damage property occurring during or as a result of the installation, construction, maintenance, or use of the Satellite Dish, and (c) Tenant, its agents, contractors, or employees shall not interfere with the rights of any other tenants to install, construct, maintain, use or operate a satellite dish or other form of wireless equipment for receiving telecommunications at the Building. Tenant shall so install, construct, maintain (in good condition), use and operate such Satellite Dish at its sole expense and in accordance with all applicable laws. Tenant shall remove such Satellite Dish at the end of the Term and shall repair any damage to the Building caused by its installation or removal. Notwithstanding anything in this Section 5.6 to the contrary, Tenant shall have no right to install, construct, maintain, use or operate the Satellite Dish in violation of any applicable Governmental Regulations, zoning or town bylaws.

      5.7 YEAR 2000 COMPLIANCE. If any repairs, alterations or replacements need to be made to any of the equipment, software and/or appliances of the Building, including without limitation, elevators, heating, ventilating and air conditioning systems, card key access systems, door locks, energy management systems, sprinkler systems, fire detection and life safety systems and other building systems, in order to prevent or eliminate any interruptions or malfunctions in the services or operations provided thereby as a result of the passage from the year 1999 to the year 2000, Landlord shall cause any such repairs, alterations or replacements to be promptly and timely made and the cost thereof will be paid by Landlord.


                                   ARTICLE VI

                             USE OF LEASED PREMISES


      6.1 USE OF LEASED PREMISES. Tenant acknowledges that no trade or occupation shall be conducted in the Leased Premises or use made thereof other than the Permitted Use set forth in Section 1.13 above.

      6.2 COMPLIANCE WITH LAWS. Tenant, at its sole expense, shall comply with all laws, rules, orders and regulations of federal, state, county, and municipal authorities (collectively, "Governmental Regulations"), and with any direction of any public officers pursuant to law, which impose any duty upon Landlord or Tenant with respect to the Leased Premises; provided, however, Tenant shall not be required to make structural modifications to the Leased Premises or to make modifications to the Building's electrical, mechanical and plumbing systems serving the Leased Premises, including, but not limited to, any bathrooms located in the Leased Premises. Conversely, Landlord, at its sole expense, shall comply with all Governmental Regulations and any such directions which impose any duty with respect to the portions of the Building or Property outside of the Leased Premises (or within the Leased Premises if structural modifications are required), except to the extent that such duty is triggered by any unique (i.e., not typically part of a general office, laboratory, research, development or light assembly use) and the specific use for which Tenant is utilizing the Leased Premises, in which event the provisions of the prior sentence shall govern. Tenant shall also comply with all covenants, conditions and restrictions of record as of the execution of this Lease applicable to Tenant's use or occupancy of the Property.

      6.3 COMPLIANCE WITH AMERICANS WITH DISABILITIES ACT. Without in any way limiting the generality of the obligations set forth in Section 6.2 above, Tenant also shall comply at Tenant's sole cost and expense with all applicable provisions of the Americans with Disabilities Act ("ADA") and all of the regulations promulgated thereunder as they apply to Tenant's use and occupancy of the Leased Premises and the operation of Tenant's business therein and shall be fully responsible for any modifications or alterations to the Leased Premises or the common areas of the Property necessary to meet requirements of the ADA which have become applicable to the Leased Premises or the Property as a result of any unique and specific use for which Tenant is utilizing the Leased Premises; provided, however, Tenant shall not be required to make structural alterations to the Leased Premises nor shall Tenant be required to make any alteration or modification in connection with the entrance door to the Leased Premises connecting to the hallway of the Building. Landlord shall be responsible for compliance of the Building or Property outside of the Leased Premises with all provisions of the ADA, except to the extent that such duty is triggered by any unique and specific use for which Tenant is utilizing the Leased Premises, in which event the provisions of the prior sentence shall govern, and also except that Landlord will take no action to bring into compliance with ADA any of the bathrooms of the Building (including, without limitation, bathrooms within the Leased Premises) which may not presently comply with ADA unless specifically notified of any such ADA noncompliance by a public official having jurisdiction over such matters under applicable Governmental Regulations. In the event that a public official having jurisdiction over such matters under applicable Governmental Regulations specifically notifies Landlord that any of the bathrooms of the Building are not in compliance with the ADA, Landlord shall be responsible to: (i) bring any such bathrooms into compliance with the ADA at Landlord's sole cost and expense and, (ii) pay any fines in connection therewith; provided that, Tenant and not Landlord shall be responsible for the items enumerated in (i) and (ii) above, at Tenant's sole cost and expense, if the bathrooms were in compliance at the time of execution of the Lease and the noncompliance is a result of any unique and specific use for which Tenant is utilizing the Leased Premises. Notwithstanding the immediately preceding sentence, Tenant shall not be required to make structural alterations to the Leased Premises to bring the bathrooms of the Building into compliance with the ADA. Landlord hereby represents that as of the execution of this Lease, the Building (excluding the bathrooms of the Building as set forth on the immediately preceding sentence) is in compliance with the ADA.

      6.4 NO NUISANCE OR OTHER HARMFUL OR DISRUPTIVE ACTIVITY. Tenant shall not perform any acts or carry on any business or practices which may (a) injure or overburden any part of the Leased Premises, the Property or common areas, including, without limitation, any of the electrical or mechanical systems of the Property, (b) violate any certificate of occupancy affecting the same, (c) constitute a public or private nuisance or a menace to other tenants on the Property, (d) produce undue noise, (e) create obnoxious fumes or other odors or
(f) otherwise cause unreasonable interference with other tenants or occupants of the Property. Further, Tenant agrees not to use the Leased Premises for any purpose whatsoever which may injure the reputation of the Leased Premises or the Property.

      6.5 COMPLIANCE WITH FIRE INSURANCE REQUIREMENTS. Tenant shall not permit any use of the Leased Premises which will make voidable any insurance on the Property or on the contents of the Building or which shall be contrary to any law or regulation from time to time established by the New England Fire Insurance Rating Association or any similar body succeeding to its powers. Tenant shall on demand reimburse Landlord for all extra insurance premiums caused in any way by Tenant's use of the Leased Premises, including, without limitation, the volume of electricity and electrical equipment used by Tenant.

      6.6 HAZARDOUS MATERIALS. Tenant shall not cause or permit the emission, release, threat of release or other escape of any Hazardous Materials (defined below) so as to adversely affect in any manner, even temporarily, any element or part of the Leased Premises or the Property. Tenant shall not use, generate, store or dispose of Hazardous Materials in or about the Leased Premises (except for the materials listed and disclosed on the Hazardous Materials Disclosure Form attached hereto as EXHIBIT HM provided such materials shall be stored, used and disposed of by Tenant strictly in accordance with all applicable Governmental Regulations and Environmental Laws, and ordinary office and cleaning supplies which are stored, used and disposed of in compliance with all applicable Environmental Laws (defined below)), or dump, flush or in any way introduce Hazardous Materials (other than common cleaning products which are being disposed of in compliance with all applicable Environmental Laws) into sewage or other waste disposal systems serving the Leased Premises (nor shall Tenant permit its employees, agents or contractors to take any of the foregoing actions). Upon each anniversary of the Commencement Date, Tenant shall provide to Landlord a written update to the information initially provided in EXHIBIT HM reaffirming or revising the information provided on EXHIBIT HM or in the most recently provided update, as applicable, which updated information shall be certified as being true and correct by an authorized officer of Tenant.

      Tenant will indemnify, defend and hold Landlord harmless from and against all claims, loss, costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements, diminution in the value of the Leased Premises or the Property, costs incurred in connection with any investigation of site conditions or any clean-up or remedial work required by any federal, state or local governmental agency) to the extent incurred as a result of any contamination of the Leased Premises or any other portion of the Property with, or any release of Hazardous Materials by Tenant or Tenant's contractors, licensees, invitees, agents, servants or employees (collectively, the "Tenant Group") during the Term of this Lease. Without limiting the foregoing, if the presence of any Hazardous Materials in, on or under the Leased Premises or the Property caused or permitted by any of the Tenant Group results in any contamination of the Leased Premises or the Property or any other property during the Term of this Lease, Tenant shall promptly take all actions at its sole expense as are necessary to return the Leased Premises, the Property and such other property to the condition existing prior to the introduction of any such Hazardous Material by such member(s) of the Tenant Group, provided that Landlord's approval of such action shall first be obtained, which approval shall not be unreasonably withheld so long as such actions would not potentially have any material adverse long-term or short-term effect on Landlord, the Leased Premises or the Property.

      The obligations of Tenant and Landlord in this Section shall survive the expiration or earlier termination of this Lease and any transfer of title to the Leased Premises, whether by sale, foreclosure, deed in lieu of foreclosure or otherwise.

      For purposes of this Lease, "Hazardous Materials" means, collectively, any animal wastes, medical waste, blood, biohazardous materials, hazardous waste, hazardous substances, pollutants or contaminants, petroleum or petroleum products, radioactive materials, asbestos in any form or condition, or any pollutant or contaminant or hazardous, dangerous or toxic chemicals, materials or substances within the meaning of any applicable federal, state or local law, regulation, ordinance or requirement relating to or imposing liability or standards of conduct concerning any such substances or materials on account of their biological, chemical, radioactive, hazardous or toxic nature, all as now in effect or hereafter from time to time enacted or amended. For purposes of this Lease, "Environmental Laws" means all laws, rules, orders and regulations of federal, state, county, and municipal authorities, concerning any Hazardous Materials whatsoever.


                                   ARTICLE VII

                              MAINTENANCE; REPAIRS


      7.1 TENANT'S OBLIGATIONS. Tenant shall, at Tenant's sole cost and expense,
(a) maintain and keep in good repair, good working order and free of litter and refuse the interior of the Leased Premises and, except for Landlord's obligations under Section 7.2 of this Lease, make any and all repairs and replacements thereto as and when required, ordinary or extraordinary, foreseeable or unforeseeable, including, but not limited to, the maintenance, repair and replacement of any and all furnishings, fixtures and leasehold improvements within the Leased Premises, exterior entrances, windows and plate glass within or part of the wall delimiting the Leased Premises and any electrical wiring, lighting fixtures, heating or plumbing fixtures, pipes, air conditioning or heating components contained within and exclusively serving the Leased Premises; and (b) keep unclogged and in good repair all drains, traps and sewer pipes serving the Leased Premises and maintain and leave the same in good working order, reasonable wear and tear, damage by fire and other casualty only excepted. Landlord hereby represents that the heating and plumbing fixtures of the Building currently do not serve the Leased Premises exclusively and that the maintenance and repair of such items and the balancing of the HVAC system in the Leased Premises shall be governed by Section 7.2 below. Tenant hereby agrees that the maintenance and repair of the bathrooms serving the Leased Premises shall be the responsibility of the Landlord but the costs for such maintenance and repairs shall be included in the Operating Costs passed through to the tenants in the Building on a prorata basis. At Landlord's option, ordinary maintenance of any of the systems described above shall be undertaken by Landlord in which event, promptly upon demand by Landlord, Tenant shall reimburse Landlord (such reimbursement to constitute Additional Rent hereunder) for all costs and expenses incurred by Landlord in connection with such maintenance undertaken.

      7.2 LANDLORD'S OBLIGATIONS. Landlord agrees to make all necessary repairs, replacements, additions and removals, interior and exterior, structural and nonstructural to maintain the exterior and structural portions of the Building and the Property (including foundations, floors, structural supports, roofs, roof structures, canopies (excluding Tenant's signage thereon), walls, driveways, sidewalks and parking facilities), the building systems including heating, ventilation, air conditioning, electrical, mechanical and plumbing systems (except for portions of those systems exclusively serving the Leased Premises and located within the Leased Premises), the Common Facilities and windows and plate glass (to the extent maintenance is required due to product failure or storm related damage) of the Building, reasonable wear and tear, damage by fire and other casualty only excepted. Further, if any such maintenance is required because of the negligence or intentional misconduct of Tenant or those for whose conduct Tenant is legally responsible and such maintenance is not covered by insurance, then Tenant shall be responsible for such maintenance, and if such maintenance is covered by insurance, then Tenant shall be fully liable and responsible to Landlord for the deductible amount of any such insurance. Landlord agrees to maintain the Common Facilities of the Building and the landscaped and paved areas of the Property in the same condition as they may be as of the Commencement Date.

      7.3 REMOVAL OF SNOW, ICE AND DEBRIS. Removal of snow, ice and debris from the Common Facilities including sidewalks, driveways and parking areas of the Property shall be the responsibility of Landlord. Snow, ice and debris shall be removed as soon as reasonably practicable.

      7.4 TENANT'S FAILURE TO MAKE REPAIRS. If repairs are required to be made by Tenant pursuant to the terms hereof, Landlord may demand that Tenant make the same forthwith, and if Tenant refuses or neglects to commence such repairs and complete the same with reasonable dispatch, after such demand, Landlord may (but shall not be required to do so) make or cause such repairs to be made and such repairs by Landlord shall be governed by the provisions of Sections 14.3 and
14.4 below.

      7.5 LANDLORD'S FAILURE TO MAKE REPAIRS. If Landlord fails to make any repairs required of Landlord under this Lease, Tenant shall be entitled to the remedies described in Section 14.10 below.


                                  ARTICLE VIII

                                  ALTERATIONS


      8.1 ALTERATIONS OR ADDITIONS BY TENANT. Tenant shall not make any alterations (structural or otherwise), improvements, or additions to the Leased Premises, without the prior written consent of the Landlord, such consent or approval not to be unreasonably withheld, conditioned or delayed (except that Landlord may withhold consent to any work which may affect structural elements of the Building in Landlord's sole discretion), other than the Landlord Work as set forth in Section 17.25 and EXHIBIT LW below and nonstructural alterations or additions to the Leased Premises costing less than $10,000 in any one instance, in which case Landlord's consent shall not be required. Landlord shall respond to Tenant's written request for approval within ten (10) business days after Landlord's receipt thereof; and Tenant's request shall expressly refer to Landlord's time period for approval. All such allowed alterations, improvements or additions other than the Landlord Work shall be at Tenant's sole cost and expense. Tenant shall not permit any mechanics' liens, or similar liens, to remain upon the Leased Premises for labor and material furnished to Tenant or claimed to have been furnished to Tenant in connection with work of any character performed or claimed to have been performed at the direction of Tenant and shall cause any such lien to be released of record forthwith without cost to Landlord. Any alterations or improvements made by Tenant shall become the property of the Landlord at the expiration or earlier termination of the Term unless Landlord notified Tenant in writing at the time Tenant makes such alteration or improvement that such alteration or improvement is to be removed by Tenant at Tenant's sole cost and expense at the expiration or earlier termination of the Term. All alterations or additions made by Tenant shall be performed in a good and workmanlike manner and in compliance with all the applicable laws, ordinances, orders, rules, regulations and requirements applicable thereto, shall be carried out in conformance with plans and specifications approved by Landlord, such consent or approval not to be unreasonably withheld, conditioned or delayed (except that Landlord may withhold consent to any work which may affect structural elements of the Building in Landlord's sole discretion), and shall be performed only by contractors or mechanics approved by Landlord, such consent or approval not to be unreasonably withheld, conditioned or delayed. All such contractors and mechanics shall carry liability insurance (which shall name Landlord and Tenant as an additional insured) and workmen's compensation insurance reasonably satisfactory to Landlord, and Landlord shall be presented with certificates of same prior to the commencement of any work. If Landlord elects to retain the services of an architect, engineer or other construction professional to review or supervise any part of Tenant's work, Tenant agrees to reimburse Landlord for any reasonable charges or fees paid to any of the same for the review of all proposed alterations, improvements and additions and for supervision of the same other than the Landlord Work. Neither approval of the plans and specifications nor supervision of the Tenant's work by Landlord shall constitute a representation or warranty by Landlord as to the accuracy, adequacy, sufficiency or propriety of such plans and specifications or the quality of workmanship or the compliance of such alteration with applicable law.

      8.2 ALTERATIONS OR ADDITIONS BY LANDLORD. Landlord hereby reserves the right at any time to enter upon the Property or the Leased Premises and make alterations or additions thereto, or to any or all of the common facilities, improvements or personalty comprising a part thereof which are owned by Landlord, provided such alterations or additions do not unreasonably interfere with Tenant's use of the Leased Premises.


                                   ARTICLE IX

                             ASSIGNMENT; SUBLEASING


      9.1 LANDLORD'S CONSENT. Tenant shall not, without the prior written consent of Landlord: (i) assign, convey, mortgage or otherwise transfer this Lease or any interest hereunder, or sublease the Leased Premises, or any part thereof, whether voluntarily or by operation of law; or (ii) permit the use of the Leased Premises by any person other than Tenant and its employees; or (iii) sell or transfer greater than fifty (50%), in the aggregate, of the ownership interest of Tenant, unless after such sale or transfer Tenant's net worth is equal to or greater than Tenant's net worth immediately prior to such sale, as reasonably determined by Landlord, and Tenant continues to conduct the same business operations that Tenant conducted prior to such sale or transfer in which event Landlord's consent shall not be required. Any such assignment, sublease, transfer or use described in the preceding sentence (a "Transfer") occurring without the prior written consent of Landlord shall be void and of no effect. Landlord's consent to any Transfer shall not constitute a waiver of Landlord's right to withhold its consent to any future Transfer. Landlord's consent to any Transfer or acceptance of Base Rent or Additional Rent from any party other than Tenant shall not release Tenant from any covenant or obligation under this Lease. Landlord may require as a condition to its consent to any assignment of this Lease that the assignee execute an instrument in which such assignee assumes the obligations of Tenant hereunder. If Landlord consents to any Transfer, Tenant shall pay to Landlord fifty percent (50%) of all rent and other consideration received by Tenant in excess of the Base Rent, Electricity Rent and Additional Rent paid by Tenant for the portion of the Leased Premises so transferred minus all costs associated with a transfer, including, without limitation, Tenant's improvements, architectural, engineering, brokerage commissions and reasonable attorneys' fees. In addition, Tenant shall pay to Landlord reasonable attorneys' fees and expenses incurred by Landlord in connection with any proposed Transfer, whether or not Landlord consents to such Transfer.

      9.2 STANDARDS FOR CONSENT. If Tenant desires the consent of Landlord to a Transfer, Tenant shall submit to Landlord, at least thirty (30) business days prior to the proposed effective date of the Transfer, a written notice which includes such information as Landlord may reasonably require about the proposed Transfer and the transferee. Landlord shall not unreasonably withhold, condition or delay its consent to any proposed Transfers. Landlord shall not be deemed to have unreasonably withheld its consent if, in the judgment of Landlord: (i) the transferee is of a character or engaged in a business which is not in keeping with the standards or criteria used by Landlord in leasing the Building; (ii) the financial condition of the transferee is such that it may not be able to perform its obligations in connection with this Lease; (iii) the purpose for which the transferee intends to use the Leased Premises or portion thereof is in violation of the terms of this Lease or the lease of any other tenant in the Building; or (iv) any other reasonable basis which Landlord deems appropriate. If Landlord wrongfully withholds its consent to any Transfer, Tenant's sole and exclusive remedy therefor shall be to seek specific performance of Landlord's obligation to consent to such Transfer.

      9.3 AFFILIATED TRANSFERS. Notwithstanding any provision of Section 9.1 or
9.2 to the contrary, Tenant shall have the right to assign or sublet all or any portion of the Leased Premises without Landlord's prior consent or any obligation to pay such excess, to a business organization controlling, controlled by or under common control with Tenant in connection with the merger or consolidation of or into Tenant or the sale of all or substantially all of Tenant's assets provided such successor entity expressly assumes Tenant's obligations under this Lease and Tenant remains jointly and severally liable with such successor for the failure to perform Tenant's obligations under the Lease.

                                    ARTICLE X

                      SUBORDINATION; ESTOPPEL CERTIFICATES

      10.1 SUBORDINATION. If the Leased Premises are, as of the date hereof, subject to any mortgage or trust deed, Landlord shall provide Tenant with an agreement executed by such lienholder which shall assure Tenant's right to possession of the Leased Premises and other rights granted under this Lease substantially in accordance with this Lease's terms and conditions within thirty
(30) days after the execution of this Lease. Such agreement shall be reasonably acceptable to Tenant, Landlord, and such lienholder and shall be recordable with the applicable registry or office. Tenant agrees to subordinate this Lease to any future mortgage, or trust deeds, provided such lienholder shall assure Tenant's right to possession of the Leased Premises and other rights granted under this Lease substantially in accordance with this Lease's terms and conditions. Such assurance shall be in the form attached as EXHIBIT S with respect to such lienholder, and shall be recordable with the applicable registry or office.

      Upon such attornment, this Lease shall continue in full force and effect as a direct lease between the Successor Landlord (as defined below) and Tenant upon all of the terms, conditions and covenants as are set forth in this Lease, except that the Successor Landlord (unless formerly Landlord under this Lease or its nominee or designee) shall not be: (i) liable in any way to Tenant for any act or omission, neglect or default on the part of Landlord under this Lease;
(ii) responsible for any monies owing by or on deposit with Landlord to the credit of Tenant unless actually received by the Successor Landlord; (iii) subject to any counterclaim or setoff which theretofore accrued to Tenant against Landlord; (iv) bound by any modification of this Lease subsequent to such Superior Lease or Superior Mortgage (each as defined below) or by any previous prepayment of Base Rent or Additional Rent for more than one (1) month, which was not approved in writing by the Superior Mortgagee (as defined below);
(v) liable to Tenant beyond the Successor Landlord's interest in the Property and the rents, income, receipts, revenues, issues and profits issuing from such Property; (vi) responsible for the performance of any work to be done by Landlord under this Lease to render the Leased Premises ready for occupancy by Tenant; or (vii) required to remove any person occupying the Leased Premises or any part thereof, except if such person claims by, through or under the Successor Landlord. Any mortgage to which this Lease is, at the time referred to, subject and subordinate, is herein called the "Superior Mortgage" and the holder of a Superior Mortgage is herein called the "Superior Mortgagee." Any Superior Mortgagee or the nominee or designee of any Superior Mortgagee or lessor under any Superior Lease, and their respective successors or assigns, including the purchaser at a foreclosure sale, who succeeds to the rights of Landlord under this Lease shall be a "Successor Landlord."

      10.2 ESTOPPEL CERTIFICATES. Tenant shall, within ten (10) business days after request from Landlord, deliver to any mortgagee, proposed mortgagee, proposed purchaser of all or any part of the Property, or any other person or entity designated by Landlord, in recordable form, a certificate certifying any and all information reasonably requested, including, but not limited to, the following: (a) the date of this Lease, the date when the Term of this Lease commenced, the date of the expiration of the Term, and the date when Base Rent and Additional Rent commenced to accrue hereunder; (b) that this Lease is unmodified, not amended, and in full force and effect; or, if there have been any amendments or modifications, that the Lease is in full force and effect as so amended or modified and stating the amendments or modifications and the dates thereof; (c) whether or not there are then existing any setoffs or defenses against the enforcement of any of the terms and/or conditions of this Lease and any amendments or modifications hereof on the part of Tenant to be performed, and, if so, specifying the same; and (d) the dates, if any, to which the Base Rent, the Additional Rent and other sums on Tenant's part to be paid hereunder have been paid and/or paid in advance; and (e) whether Tenant has accepted the Leased Premises and any and all improvements in the condition then existing as being complete and in accordance with Tenant's agreements as to the same and in accordance with the Lease, and that Tenant waives any and all claims or causes of action as to the condition of the Leased Premises including the improvements thereto (to the extent that the work for such improvements has been completed) as against Landlord and any new owner of the Property or assignee, or specifying in detail any respect in which the Leased Premises or any improvements have not been completed in accordance with the Lease, if that is the case (setting forth any such deficiencies in reasonable detail). Further, Tenant's failure or refusal to execute and deliver such certificate within such ten (10) business day period shall constitute an Event of Default under this Lease, provided that the notice to Tenant requesting such certificate expressly states that such failure or refusal shall constitute an Event of Default.


                                   ARTICLE XI

                           INDEMNIFICATION AND WAIVER

      11.1 DAMAGE TO PROPERTY. Tenant shall save Landlord harmless from all loss and damage to property occurring within the Leased Premises occasioned by the use or escape of water or by the bursting of pipes, as well as from any claim or damage resulting from neglect in not removing snow and ice from the roof of the Building, or by any nuisance made or suffered on the Leased Premises. Tenant also agrees to save Landlord harmless from any claim or damage resulting from neglect in not removing snow and ice from the sidewalks on the Property, unless such loss is caused by the intentional misconduct or gross negligence of Landlord. Landlord shall not be liable for any loss or damage arising from any latent defect in the Leased Premises or in the Building except as may be otherwise expressly and specifically provided herein. All personal property or improvements of Tenant at or about the Leased Premises shall be installed, used, or enjoyed at the sole risk of Tenant, and Tenant shall defend, indemnify and hold Landlord harmless from and against any and all claims and/or causes of action pertaining to or arising out of damage to the same, including but not limited to subrogation claims by Tenant's insurance carrier, but excepting such claims and/or causes of action resulting from the actual negligence and/or willful misconduct of Landlord.

      11.2 INDEMNITY AGAINST LIABILITY. Tenant shall also indemnify and hold Landlord harmless, to the fullest extent permitted by law, from and against any and all claims, actions, loss, damage, liability and expense (including, without limitation, reasonable attorney's fees and related legal costs incurred by Landlord) in connection with loss of life, personal injury and/or damage to property arising out of or resulting from (i) any occurrence in, upon or at the Leased Premises or (ii) the occupancy or use of the Leased Premises, the Building or the Property or any part thereof, or anywhere on or about the Property if caused wholly or in part by any act, negligence or failure to perform the obligations imposed by this Lease or any breach thereof, or omission of Tenant, its officers, agents, employees, subtenants, licensees, concessionaires, invitees, visitors or others occupying space in the Leased Premises, except to the extent arising out of the negligence or willful misconduct of Landlord or its agents, employees or contractors. If Landlord shall be threatened with or made a party to any litigation commenced by or against Tenant (except in the event that such litigation is commenced by Landlord against Tenant or by Tenant against Landlord and Tenant prevails in such litigation), or with respect to any matter described above, except to the extent arising out of the negligence or willful misconduct of Landlord or its agents, employees or contractors, then Tenant shall protect and hold Landlord harmless and indemnified and shall defend Landlord with counsel reasonably acceptable to Landlord, or, at Landlord's option, shall advance all costs, expenses and reasonable attorney's fees incurred or paid by Landlord in connection with such litigation.

      11.3 WAIVER OF CLAIMS. Except for any loss or claim covered by liability insurance covering Landlord, for which a prorata share of premiums are charged to Tenant pursuant to Section 3.2.2 (but only to the extent of the insurance proceeds actually received by Landlord under such liability insurance for claims relating to Tenant's loss), Tenant releases Landlord and its agents and employees from, and waives all claims against Landlord for, damage or injury to person or property and loss of business sustained by Tenant and resulting from the Building or the Leased Premises or any part thereof or any equipment therein becoming in disrepair (other than from Landlord's negligence in managing and operating the Property), or resulting from any accident, or from any intentionally wrongful conduct by anyone other than Landlord, in or about the Building or the Leased Premises or occurring anywhere on or about the Property. This paragraph shall apply particularly, but not exclusively, to flooding, damage caused by Building equipment and apparatus, water, snow, ice, frost, steam, excessive heat or cold, broken glass, sewage, gas, odors, excessive noise or vibration or the bursting or leaking of pipes, plumbing fixtures or sprinkler devices. Without limiting the generality of the foregoing, Tenant waives all claims and rights of recovery against Landlord and its agents and employees for any loss or damage to any property of Tenant, whether or not such loss or damage is due to the fault or negligence of Landlord or its agents or employees, and regardless of the amount of insurance proceeds collected or collectible under insurance policies in effect.

                                 ARTICLE XII

                                  INSURANCE

      12.1 INSURANCE TO BE MAINTAINED BY TENANT. At its own cost and expense, Tenant shall obtain and maintain throughout the Term of this Lease the following insurance coverage: (a) comprehensive general public liability insurance covering claims for injury to persons or property occurring in or about the Leased Premises or the Property, or arising out of ownership, maintenance, use, or occupancy thereof by the Tenant, in the amount of Two Million Dollars ($2,000,000.00), with property damage insurance with limits of Five Hundred Thousand Dollars ($500,000.00); (b) all risk hazard insurance including and not limited to fire, extended coverage, vandalism and malicious mischief insurance, covering any and all of the Tenant's equipment, trade fixtures, tools, inventory, and personal property in, at, or about the Leased Premises, in the full amount of the replacement cost of any and all of the same; (c) Worker's Compensation and all other insurance coverages for employees, agents, servants, and others at or about the Leased Premises in compliance with and as required by any and all applicable governmental regulations and statutes; and (d) if any of the walls delimiting the Leased Premises contain plate glass, plate glass insurance for the benefit of Landlord in the amount of replacement cost thereof. Landlord may from time to time reasonably require Tenant to maintain other insurance coverage or may increase the amount of the foregoing insurance to be maintained by Tenant so as to provide insurance coverage in forms and amounts consistent with the extent of coverage maintained by similar tenants in similar buildings located in the same geographic market as the Leased Premises. Tenant shall obtain an endorsement to such insurance waiving rights of subrogation against Landlord, if such an endorsement is available from Tenant's insurance company.

      12.2 OTHER INSURANCE REQUIREMENTS. All such insurance procured by Tenant as provided herein shall be in responsible companies qualified to do business in Massachusetts and in good standing therein and having a Best's rating of A+++, naming Landlord and Landlord's mortgagee; as well as Tenant against injury to persons or damage to property as herein provided. Tenant shall deposit with Landlord certificates for such insurance at or prior to the Commencement Date, and thereafter within thirty (30) days prior to the expiration of any such policies. All such insurance certificates shall provide that such policies shall not be canceled or modified without at least ten (10) days prior written notice to each insured named therein.

      12.3 WAIVER OF SUBROGATION. Insofar as, and to the extent that, the following provision may be effective without invalidating or making it impossible to secure insurance coverage obtainable from responsible insurance companies doing business in the locality in which the Property is located (even though an extra premium may result therefrom), Landlord and Tenant mutually agree that, with respect to any hazard, the loss from which is covered by insurance then being carried by them, respectively, the party carrying such insurance and suffering such loss releases the other of and from any and all claims with respect to such loss to the extent of the insurance proceeds paid with respect thereto; and they further mutually agree that their respective insurance companies shall have no right of subrogation against the other on account thereof.

      12.4 INSURANCE TO BE MAINTAINED BY LANDLORD. Landlord shall maintain property and casualty insurance with respect to the Building and other improvements constituting the Property in such amounts as are required by the first mortgage lender for the Property, or in the absence of a first mortgage lender, in amounts which are comparable to those maintained by other reasonably prudent property owners of facilities of the type and character of the Property, but not less than full replacement cost thereof as reasonably determined by Landlord.

                                  ARTICLE XIII

                         FIRE; CASUALTY; EMINENT DOMAIN

      13.1 DAMAGE BY CASUALTY. Should a substantial portion of the Leased Premises, or of the Building or Property, be substantially damaged by fire or other casualty, or in the event that a fire or other casualty renders the Leased Premises or the access thereto substantially unsuitable for its intended use, Landlord may elect to terminate this Lease. If less than a substantial portion of the Leased Premises, or of the Building, or of the Property is damaged by fire or other casualty, then (subject to the availability of insurance proceeds from any mortgagee of the Property) Landlord shall be obligated to repair, reconstruct or replace the damaged portions of the Leased Premises, Building or Property as nearly as possible to their former condition. When such fire or casualty renders the Leased Premises substantially unsuitable for its intended use, a just and proportionate abatement of rent shall be made until such time as Tenant is able to resume full utilization of Premises or this Lease is terminated. If any casualty results in the total suspension of business in the Leased Premises as a result of damage or any adverse effect on the Leased Premises, Tenant shall have the option of suspending the running of the Term from the date of the casualty to the earlier of the date business is resumed or sixty (60) days following the completion of restoration; such option to be exercised by written notice within thirty (30) days after the date of the casualty. Further, within thirty (30) days after any substantial fire or other casualty, Landlord shall give written notice to Tenant with respect to whether or not Landlord will restore the Leased Premises, except for the Tenant Improvements to the Leased Premises. Tenant may elect to terminate this Lease if either (a) Landlord notifies Tenant that Landlord has elected not to restore the Leased Premises, including the Tenant Improvements to the Leased Premises, or
(b) Landlord elects to restore but fails to restore the Leased Premises, except for the Tenant Improvements to the Leased Premises, to a condition substantially suitable for its intended use within one hundred eighty (180) days after such fire or casualty. However, Tenant's failure to give such notice of termination within twenty (20) business days after the date on which the right to terminate ripens under either (a) or (b) above shall constitute a waiver of such right by Tenant. Tenant shall be responsible for the restoration of the Tenant Improvements to the Leased Premises. Landlord will seek to have the first mortgagee of the Property, if any, provide for application of hazard insurance loss proceeds to the repair or reconstruction of the Leased Premises upon any hazard loss. Subject to the mortgagee (if any) of the Property making the hazard loss insurance proceeds available for such restoration and to Landlord's receipt of such proceeds for that purpose, if Landlord elects to repair, reconstruct, or cause to be repaired or reconstructed, such damage or destruction, Landlord shall not be required to expend, in connection with such repair or reconstruction, any amount exceeding the amount of casualty insurance proceeds actually received by Landlord. Notwithstanding the foregoing, in the event such mortgagee shall not make the insurance loss proceeds available for repair or restoration, Landlord shall not be required to repair or reconstruct the Leased Premises and shall notify Tenant within thirty (30) days next following such hazard loss, of its election in this respect and thereupon, Tenant shall have the termination rights described above in this Section. For purposes of this Section 13.1, damage shall be deemed substantial if (i) fifty percent (50%) or more of the Leased Premises, Building or Property is damaged or destroyed, or (ii) the time needed for Landlord to repair or restore the damage and put the Leased Premises, Building and/or Property in proper condition for use or occupancy is reasonably estimated by Landlord to require more than one hundred eighty (180) days.

      13.2 TENANT'S OPTION TO TERMINATE IN THE EVENT OF A TAKING. If the Property shall be taken in its entirety under any condemnation or eminent domain proceedings (each such occurrence being hereinafter referred to as a "Taking") by any governmental authority (the "Taking Authority") during the Term hereof, or in the event twenty-five percent (25%) or more of the Leased Premises, or the access thereto, is taken in any such proceedings and the remaining portion shall not be suitable or adequate (in the reasonable opinion of Tenant exercised in good faith) for the conduct of Tenant's business and Tenant notifies Landlord in writing of such determination within thirty (30) days next following the notice of such taking by the Taking Authority or the date upon which Tenant receives written notice that title has vested in the Taking Authority, whichever is first to occur, then in any such event this Lease and the Term hereof shall terminate thirty (30) days after such written notice from Tenant to Landlord, and Tenant shall be liable for the payment of Base Rent, Additional Rent and all other charges due from Tenant hereunder, and performance of the other terms and conditions of this Lease on Tenant's part to be performed only up to date of such termination, and any Base Rent and Additional Rent paid in advance for periods following such date shall be apportioned and promptly refunded to Tenant.

      13.3 LANDLORD'S OPTION TO TERMINATE IN THE EVENT OF A TAKING. If less than the entire Property, or less than twenty-five (25%) percent of the Leased Premises, shall be acquired or taken by condemnation or eminent domain as aforesaid, and the mortgagee of the Property shall not make the proceeds of any awards or damages payable as to the Taking available for restoration and repair of the balance of the Building, or Landlord shall determine in its reasonable discretion that the restoration and repair of the balance of the Building shall be impracticable; or in the event the Taking occurs within the last eighteen
(18) months of the initial Term (or of an Option Term, if any), Landlord shall be entitled to terminate this Lease by ninety (90) days written notice to Tenant without liability by reason of such Taking. If Landlord does not so terminate this Lease, this Lease shall continue and Landlord shall rebuild and restore the Leased Premises as nearly as possible to the condition existing next preceding such Taking, with due allowance for the portion so taken; further, Tenant shall promptly restore or repair any improvements made by it in the Leased Premises to the extent proceeds from such awards are made available to Tenant for such purpose and this Lease shall be and remain in full force and effect and be unaffected by, the Taking, except that from the date possession of the taken portion of the Leased Premises is acquired by the Taking Authority, the Base Rent payable under this Lease shall be diminished by a percentage equal to the percentage of the Leased Premises so taken and the Tenant's Pro Rata Share shall be recalculated. The restoration or repair work to be done by Tenant shall be done subject to any and all terms and conditions elsewhere set forth in this Lease governing alterations or work on Tenant's part to be performed. Upon written request from Tenant (which written request shall specifically reference this Section 13.3 and the consequence of Landlord's failure to respond), Landlord shall notify Tenant of its determination called for in this Section within one hundred twenty (120) days after the date of the Taking. In the event that Landlord shall fail to respond to such request and notify Tenant of its determination within such one hundred twenty (120) day period, Tenant shall have the right to terminate this Lease without cost or liability therefor as of the date of the Taking.

      13.4  MISCELLANEOUS PROVISIONS REGARDING CASUALTY OR TAKING.

            13.4.1 In the event this Lease is terminated or terminates by reason of a Taking or a Casualty, the provisions of the Lease applicable upon expiration of the Lease shall govern the parties.

            13.4.2 Landlord will seek to have any mortgagee of the Building or Property provide for application of the proceeds of any Taking awards to restoration, repair, and reconstruction of the portion of such Property remaining after the Taking. Notwithstanding the amount of land, building, or improvements taken by condemnation or eminent domain or the termination or continuance of this Lease with respect thereto, Tenant shall not participate or share in any recovery, award, or damages payable or paid as to such Taking, nor have or assert any right, claim, or cause of action against Landlord, the fee owner, or mortgagee of the Property or, except as expressly provided in Section
13.4.3 below, the Taking Authority whether for the loss of, or diminution in value of, the unexpired Term of this Lease, or as to the Taking of any such land, building, and/or improvements or otherwise; and Tenant for itself and its successors and assigns hereby waives, surrenders, and releases to Landlord any and all claims or rights to claim or receive all or any portion of any and all recovery, awards, and/or damages as to such Taking.

            13.4.3 If permitted by statute, Tenant may assert a separate and independent claim for and recover from the Taking Authority, but not from Landlord, any compensation as may be separately awarded or recoverable by Tenant in its own name and right for the value of the Tenant Improvements made by Tenant (but only to the extent Tenant has paid the cost of installing or constructing such Tenant Improvements), any damage to Tenant's portable fixtures and equipment, or on account of any expenses which it shall incur in relocation expenses, but in no event shall any such claims or recoveries be asserted if the same would diminish in any way the award to Landlord for the Land, Building and any Tenant Improvements paid for by Landlord.

                                   ARTICLE XIV

                          DEFAULT; REMEDIES; BANKRUPTCY

      14.1 EVENTS OF DEFAULT. Each of the following shall be an event of default ("Event of Default") under this Lease:

            14.1.1 Tenant shall default in the payment of any installment of Base Rent, Additional Rent or other sum herein specified to be paid by Tenant and such default shall continue for five (5) business days after written notice thereof; provided, however, that Landlord shall not be required to give more than two (2) notices during any consecutive twelve (12) month period with regard to defaults in the payment of installments of Base Rent, Additional Rent or any other sums payable by Tenant under this Lease, and in the event that Landlord has already given two (2) such notices during any consecutive twelve (12) month period, any subsequent failure of Tenant during such twelve (12) month period to make any such payment shall immediately constitute an Event of Default even though no notice has been given;

            14.1.2 Tenant shall default in the observance or performance of any other of Tenant's covenants, agreements, or obligations hereunder and such default shall not be cured within thirty (30) days after written notice thereof, or if such default is of a nature that it cannot be reasonably cured within such thirty (30) day period, Tenant shall not have commenced to cure such default within such thirty (30) day period and diligently proceed to completion of said cure, but only if such extended period beyond thirty (30) days without a completed cure will not have a material adverse effect on the value of the Property or the Leased Premises or expose Landlord to any liability;

            14.1.3 Tenant's leasehold interest in the Leased Premises shall be taken on execution, levied upon or attached by other process of law directed against Tenant;

            14.1.4 Tenant shall dissolve, shall become insolvent, shall make a transfer in fraud of creditors, shall make an assignment for the benefit of creditors, shall file a voluntary petition in bankruptcy, shall be adjudicated bankrupt or insolvent, shall file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under Title 11 of the United States Bankruptcy Code relating to Bankruptcy, as amended (the "Bankruptcy Code") or under any present or future Federal, State or other statute, law or regulation for the relief of debtors, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant or of all or any substantial part of their respective assets, or shall admit in writing its inability to pay its debts generally as they become due (Tenant hereby acknowledging that this Lease is a lease of nonresidential real property and therefore agreeing that Tenant, as debtor in possession, or the trustee for Tenant in any proceeding under the Bankruptcy Code, shall not seek or request any extension of time to assume or reject this Lease or to perform any obligations of this Lease which arise from or after the order of relief);

            14.1.5 A petition shall be filed against Tenant in bankruptcy under the Bankruptcy Code or under any other law seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future Federal, State or other statute, law or regulation and shall remain undismissed or unstayed for an aggregate of sixty
(60) days (whether or not consecutive), or if any debtor in possession (whether or not Tenant) trustee, receiver or liquidator of Tenant or of all or any substantial part of their respective assets shall be appointed without the consent or acquiescence of Tenant, as the case may be, and such appointment shall remain unvacated or unstayed for an aggregate of sixty (60) days (whether or not consecutive).

      14.2 LANDLORD'S REMEDIES. Upon the occurrence of an Event of Default, Landlord shall have the following rights and remedies:

            14.2.1 Landlord shall have the right at its election, at any time thereafter, to give Tenant written notice of Landlord's election to terminate this Lease on a date specified in such notice. Upon the giving of such notice, this Lease and the estate hereby granted shall expire and terminate on such date as fully and completely and with the same effect as if such date were the date hereinbefore fixed for the expiration of the Term, and all rights of Tenant hereunder shall expire and terminate, but Tenant shall remain liable as hereinafter provided. Further, Tenant hereby expressly waives any rights of redemption it may have under M.G.L. c. 186, Section 11 or pursuant to any other statutory provision or common law principle.

            14.2.2 Landlord shall have the immediate right, whether or not this Lease shall have been terminated pursuant to Section 14.2.1, to re-enter and repossess the Leased Premises or any part thereof and repossess the same as of its former estate by force, summary proceedings, ejectment or otherwise and the right to remove all persons and property therefrom. Landlord shall be under no liability for or by reason of any such entry, repossession or removal. No such re-entry or taking of possession of the Leased Premises by Landlord shall be deemed to waive or prejudice any remedies provided to Landlord hereunder, nor be construed as an election on Landlord's part to terminate this Lease unless a written notice of such election be given to Tenant pursuant to Section 14.2.1 or unless the termination of this Lease be decreed by a court of competent jurisdiction.

            14.2.3 At any time or from time to time after the repossession of the Leased Premises or any part thereof pursuant to Section 14.2.2, whether or not this Lease shall have been terminated pursuant to Section 14.2.1, Landlord shall use commercially reasonable efforts to relet the Leased Premises or any part thereof for the account of Tenant, in the name of Tenant or Landlord or otherwise, without notice to Tenant, for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the Term) and on such conditions (which may include free rent and any other concessions) and for such uses as Landlord, in its reasonable discretion, may determine; and Landlord may collect and receive any rents payable by reason of such reletting. Landlord shall not be responsible or liable for any failure to relet or to collect any rent due upon such reletting.

            14.2.4 In the event of any termination of this Lease or repossession of the Leased Premises or any part thereof by reason of the occurrence of an Event of Default, Tenant will pay to Landlord the Base Rent, Additional Rent and other sums required to be paid by Tenant for the period to and including the date of such termination or repossession; and, thereafter, until the end of what would have been the Term in the absence of such termination or repossession, and whether or not the Leased Premises or any part thereof shall have been relet, Tenant shall be liable to Landlord for, and shall pay to Landlord, as liquidated and agreed current damages, the Base Rent, Additional Rent and other sums which would be payable under this Lease by Tenant in the absence of such termination or repossession, less the net proceeds, if any, of any reletting effected for the account of Tenant pursuant to Section 14.2.3, after deducting from such proceeds all of Landlord's expenses reasonably incurred in connection with such reletting (including, without limitation, all repossession costs, brokerage commissions, legal expenses, attorney's fees, employee expenses, alteration costs and expenses of preparation for such reletting). Tenant will pay such current damages on the days on which Base Rent would have been payable under this Lease in the absence of such termination or repossession, and Landlord shall be entitled to recover the same from Tenant on each such day.

            14.2.5 At any time after any such termination of this Lease or repossession of the Leased Premises or any part thereof by reason of the occurrence of an Event of Default, whether or not Landlord shall have collected any current damages pursuant to Section 14.2.4, Landlord shall be entitled to recover from Tenant, and Tenant will pay to Landlord on demand, as and for liquidated and agreed final damages for any Event(s) of Default by Tenant and in lieu of all current damages beyond the date of such demand (it being agreed that it would be impracticable or extremely difficult to fix the actual damages), an amount equal to the present value of the excess, if any, of (a) the Base Rent, Additional Rent and other sums which would be payable under this Lease from the date of such demand (or, if it be earlier, the date to which Tenant shall have satisfied in full its obligations under Section 14.2.4 to pay current damages) for what would be the then unexpired Term in the absence of such termination or repossession plus Landlord's estimate of the aggregate expenses of reletting the Leased Premises, over (b) the then net fair rental value of the Leased Premises for the same period (after deducting from such fair rental value reasonable amounts on account of the time needed to relet the Leased Premises and concessions which would normally be given to a new tenant). Fair rental value shall be established by reference to the terms and conditions upon which Landlord relets the Leased Premises if such reletting is accomplished within a reasonable period of time after such termination or repossession and otherwise established on the basis of Landlord's estimates and assumptions of fact regarding market and other relevant circumstances, which shall govern unless shown to be clearly erroneous.

      14.3 LANDLORD'S CURE RIGHTS. If an Event of Default shall occur, Landlord, without being under any obligation to do so and without thereby waiving such Event of Default, may remedy such default for the account and at the expense of Tenant.

      14.4 TENANT'S OBLIGATION TO REIMBURSE LANDLORD. If Landlord makes any expenditures (pursuant to Section 14.3 above or otherwise) or incurs any obligations for the payment of money in connection with any failure of Tenant to perform fully all of its obligations under this Lease, such sums paid or obligations incurred (including but not limited to, reasonable attorney's fees and court costs in instituting, prosecuting or defending any action or proceeding), with interest at the rate of one and one half percent (1-1/2%) per month and costs, shall upon demand be paid to Landlord by Tenant as Additional Rent.

      14.5 NO WAIVER. Landlord's failure to take action against Tenant with respect to any default in Tenant's performance of its obligations hereunder shall not, under any circumstances, constitute a waiver of any of Landlord's rights under this Lease and, further, no waiver of any of the provisions of this Lease shall be effective unless given in writing nor shall any waiver be construed as a waiver of any of the other provisions hereof or as a waiver of the same provisions for any subsequent time.

      14.6 ACCEPTANCE OF LATE PAYMENTS. No payment by Tenant, or acceptance by Landlord, of a lesser amount than then due from Tenant to Landlord shall be treated otherwise than as a payment on account regardless of any letter accompanying such check or legend entered upon such check. Further, no acceptance of any payment by Landlord from Tenant shall in any way constitute a waiver of any default then existing or which would exist with the proper giving of notice.

      14.7 INTEREST ON LATE PAYMENTS. If Tenant shall fail to pay, when the same is due and payable, any Base Rent, or Additional Rent or any other charges or payments required hereunder (excluding the payments described in Section 14.4 above), such unpaid amounts shall bear interest from the due date thereof to the date of payment at the annual rate of interest of twelve percent (12%) per annum, but in no event higher than the maximum rate permitted by law; and, in addition, Tenant shall pay Landlord a late charge for any Base Rent, any Additional Rent or any other charges or payments due hereunder which is paid after its due date equal to five percent (5%) of such payment.

      14.8 REMEDIES CUMULATIVE. Any and all remedies set forth in this Lease (a) shall be in addition to any and all other remedies Landlord may have at law or in equity, (b) shall be cumulative, and (c) may be pursued successively or concurrently as Landlord may elect. The exercise of any remedy by Landlord shall not be deemed an election of remedies or preclude Landlord from exercising any other remedies in the future.

      14.9 LANDLORD'S RIGHTS IN TENANT'S BANKRUPTCY. If this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, 11 U.S.C. 101 et seq. as now existing or hereafter amended (the "Bankruptcy Code"), any and all monies or other considerations payable or otherwise to be delivered in connection with such assignment shall be paid and delivered to Landlord, shall be and remain the exclusive property of Landlord and shall not constitute property of Tenant or of the estate of Tenant within the meaning of the Bankruptcy Code. Any and all monies or other considerations constituting Landlord's property under the preceding sentence not paid or delivered to Landlord shall be held in trust for the benefit of Landlord and be promptly paid to or turned over to the Landlord. Notwithstanding anything in this Lease to the contrary, all amounts payable by Tenant to or on behalf of Landlord under this Lease, whether or not expressly denominated as rent, including, without limitation, the Base Rent and Additional Rent specified herein, shall constitute rent for the purpose of Section 502(b)(7) of the Bankruptcy Code.

      If Tenant assumes this Lease and proposes to assign the same pursuant to the provisions of the Bankruptcy Code to any person or entity who shall have made a bona fide offer to accept an assignment of this Lease on terms acceptable to Tenant, then notice of such proposed assignment, setting forth (a) the name and address of such person; (b) all of the terms and conditions of such offer, and (c) the adequate assurance to be provided Landlord to assure such person's future performance under the Lease, including without limitation, the assurance referred to in Sections 365(b)(1)(c) and 365(b)(3) of the Bankruptcy Code, shall be given to Landlord by the Tenant no later than twenty (20) days after receipt by the Tenant of such bona fide offer, but in any event no later than ten (10) days prior to the date that the Tenant shall make application to a court of competent jurisdiction for authority and application to enter into such assignment and assumption, and Landlord shall thereupon have the prior right and option, to be exercised by notice to the Tenant given at any time prior to the effective date of such proposed assignment, to accept an assignment of this Lease upon the same terms and conditions and for the same consideration, if any, as the bona fide offer made by such person, less any brokerage commissions which may be payable out of the consideration to be paid by such person for the assignment of this Lease. Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code shall be deemed without further act or deed to have assumed on and after the date of such assignment all of the obligations arising under this Lease. Any such assignee shall upon demand execute and deliver to Landlord an instrument confirming such assumption.

      14.10 LANDLORD'S DEFAULT. (a) If Tenant shall give written notice to Landlord requesting that Landlord undertake any repair or replacement of the Leased Premises or Property or to undertake any other obligation which Landlord is expressly required to perform under the terms of this Lease, and Landlord shall not, within twenty (20) days thereafter either (i) commence and diligently prosecute such repair, replacement or other obligation, or (ii) refute on some reasonable basis Tenant's contention that Landlord is required to undertake the same, then in such event, Tenant may give a second notice to Landlord requesting that Landlord undertake the same. If, within fifteen (15) days after such second notice, Landlord shall not either (i) commence and diligently prosecute such repair, replacement or other obligation or (ii) refute on some reasonable basis Tenant's contention that Landlord is required to undertake the same, then Tenant, on three (3) business days prior notice to Landlord of Tenant's intent to do so, may undertake such repair, replacement or other obligation on Landlord' behalf (unless Landlord shall have already commenced and be diligently prosecuting the same) and Landlord shall reimburse Tenant for the reasonable costs incurred by Tenant in connection herewith within fifteen (15) business days after demand by Tenant therefor (such demand to be accompanied by documentation of such expenditures in reasonable detail). Notwithstanding the foregoing, in the event of an emergency, Tenant shall notify Landlord that such emergency situation exists and describe the details and risk of the same and, if Landlord has not responded to such emergency situation within twenty-four (24) hours after receipt of such notice, then Tenant shall have the right to take reasonable measures to address such emergency situation and will be entitled to reimbursement from Landlord in accordance with the preceding sentence.

            (b) If Landlord shall not make payment to Tenant as required pursuant to this Subsection 14.10, then Tenant may file a legal proceeding against Landlord to recover the same, but under no circumstance will Tenant have the right to offset against Base or Additional Rent any amount owed by Landlord to Tenant pursuant to this Section 14.10. If Tenant prevails against Landlord in connection with such legal proceeding, then Landlord shall also be obligated to reimburse Tenant fully for any and all reasonable attorney's fees or other costs incurred by Tenant in connection with such legal proceeding and Landlord agrees that its obligation to reimburse Tenant shall be made a part of any order entered by a court as part in such legal proceeding.


                                   ARTICLE XV

                             SURRENDER; HOLDING OVER

      15.1 SURRENDER OF LEASED PREMISES. Tenant shall, at the expiration or other termination of the Term, (a) remove all of Tenant's goods and effects and trade fixtures from the Leased Premises (including, without hereby limiting the generality of the foregoing, all signs and lettering affixed or painted by Tenant either inside or outside the Leased Premises) and repair fully any damage caused by such removal, and (b) deliver to Landlord the Leased Premises, in broom clean condition, and otherwise in the same condition as existed as of the Commencement Date (normal wear and tear and damage by fire or other casualty excepted), all keys, locks thereto, other fixtures connected therewith and all alterations and additions made to or upon the Leased Premises (other than any Tenant's trade fixtures removed pursuant to the preceding subsection (a)). Notwithstanding the foregoing, Tenant shall not be required to remove or restore any alteration, addition or improvement to the Leased Premises at the expiration or other termination of the Term unless Landlord notified Tenant in writing at the time Tenant makes such alteration or improvement that such alteration or improvement is to be removed by Tenant at Tenant's sole cost and expense at the expiration or earlier termination of the Term. Upon Tenant's failure to comply with either of the preceding sentences, Landlord is hereby authorized, without liability to Tenant for loss or damage thereto, and at the sole risk of Tenant, to remove and store any of such property at Tenant's expense, or to retain same under Landlord's control or to sell, at public or private sale, without notice, any or all of such property not so removed and to apply the net proceeds of such sale to the payment of any sum due hereunder, or to destroy such property.

      15.2 HOLDING OVER. If Tenant remains in possession of the Leased Premises or any part thereof after the expiration or earlier termination of the Term of this Lease, Tenant shall be deemed to be in use and occupancy of the Leased Premises as a month-to-month tenant at a rate of monthly Base Rent one and one-half (1 1/2) times the rate of the total monthly installment of Base Rent then in effect upon the date of expiration or termination of this Lease and subject to the same terms and conditions (including, without limitation, provisions concerning the payment of all other charges hereunder) as those set forth in this Lease other than as to the length of Term. However, nothing in this Lease provision shall be deemed to extend the Term beyond that set forth in Article 2 hereof, nor grant any right to Tenant or any other person to use, occupy, or remain in possession of all or any part of the Leased Premises beyond the expiration or earlier termination of the Term of this Lease.

                                   ARTICLE XVI

                              LANDLORD'S LIABILITY

      16.1 LIMITED RECOURSE. Tenant specifically agrees to look solely to Landlord's then equity interest in the Property at the time owned, for recovery of any judgment from Landlord; it being specifically agreed that Landlord (original or successor) shall never be personally liable for any such judgment, or for the payment of any monetary obligation to Tenant.

      16.2 INTERRUPTION OF SERVICES AND UTILITIES. Landlord shall in no event be liable for any interruption in, failure of, or discontinuance of services or utilities to the Building or the Leased Premises for any reason, including, without limitation, when such services or utilities are interrupted (a) by strike (not limited to Landlord or its business operations), lockout, breakdown, accident, order or regulation of or by an governmental authority, or failure of supply, (b) by reason of the making of repairs or alterations which Landlord is required or is permitted by this Lease or by law to make or in good faith deems necessary; (c) by inability to obtain supplies, parts or employees necessary to furnish such services, or because of war or other emergency, (d) by any other cause beyond Landlord's reasonable control, or (e) by any cause due to any act or neglect of Tenant or Tenant's servants, agents, employees, licensees or any persons claiming by, through or under Tenant In addition, no such interruption in, failure of, or discontinuance of any such services or utilities shall be considered as an eviction or disturbance of Tenant's occupancy of the Leased Premises, relieve Tenant from its obligations under this Lease, or entitle Tenant to any offset rights or any other rights or remedies against Landlord.

      16.3 NO CONSEQUENTIAL DAMAGES. In no event shall either Landlord or Tenant ever be liable to the other for any loss of business or any other indirect or consequential damages suffered by Tenant from whatever cause.

      16.4 LIABILITY AFTER CONVEYANCE OF PROPERTY. The term "Landlord", as used herein, shall mean and refer to the owner of the fee estate in the Property whosoever such owner may be from time to time or to the person or entity named as Landlord above or its successors or assigns, as the case may be; and upon any conveyance or transfer of the interest of such person or entity as Landlord, such person or entity shall be thereupon released and discharged from any and all liability under this Lease or otherwise to Tenant and any and all others whomsoever except for breaches of this Lease occurring prior to such transfer. Upon such conveyance, Landlord shall transfer any monies on deposit with Landlord hereunder to such successor or assign.

                                  ARTICLE XVII

                            MISCELLANEOUS PROVISIONS

      17.1 GOVERNING LAW. This Lease shall be governed by the law of the Commonwealth of Massachusetts and shall be deemed to have been made, executed, delivered and accepted by the respective parties in that state.

      17.2 PARTIAL INVALIDITY. If any term or provision of this Lease, or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law. It is the intention of the parties hereto that if any provision of this Lease is capable of two constructions, one of which would render the provision valid, then the provision shall have the meaning which renders it valid.

      17.3 CAPTIONS. The captions of this Lease are for convenience and reference only and shall not be deemed or construed to bind, modify, increase, or decrease the terms and conditions of this Lease, or any interpretation or construction thereof.

      17.4 SUCCESSORS AND ASSIGNS. The terms and conditions in this Lease shall apply to and be binding upon the parties herein and their respective successors and assigns, except as expressly otherwise provided.

      17.5 RECORDING OF LEASE. Tenant shall not record this Lease. However, Landlord and Tenant shall execute, acknowledge, deliver, exchange, and record a Notice of Lease or other short-form instrument permitted under applicable state law and prepared by Landlord.

      17.6 ENTIRE AGREEMENT. This Lease and any and all exhibits and riders attached hereto and made a part of this Lease constitute the entire agreement of the parties concerning this Lease, and any and all other or prior agreements, representations, or warranties are hereby terminated, canceled, and agreed to be void and of no force or effect.

      17.7 AMENDMENTS. No change, amendment, deletion, or addition to this Lease shall be effective unless in writing and signed by the parties.

      17.8 QUIET ENJOYMENT. So long as Tenant is not in default of any of its obligations under this Lease, Tenant shall peaceably and quietly have, hold and enjoy the Leased Premises free of any claims by, through or under Landlord.

      17.9 NO PARTNERSHIP. Nothing in this Lease shall create or be construed to create a partnership between Tenant and Landlord, or make them joint venturers, or bind or make

Landlord in any way liable or responsible for any acts, omissions, negligence, debts or obligations of Tenant.

      17.10 TIME OF ESSENCE. Time is of the essence of this Lease and all of the terms and conditions specified herein.

      17.11 BROKERAGE. Tenant acknowledges that Tenant has dealt with no broker in connection with this Lease other than the Broker or Brokers named in Section
1.8 above. In the event of any other brokerage claim against Landlord predicated upon dealings with Tenant, Tenant agrees to defend the same and indemnify Landlord against any such claim. Landlord warrants and represents that it has dealt with no broker in connection with the consummation of this Lease except the Broker or Brokers listed in Section 1.8 above, and in the event of any other brokerage claim against Tenant predicated upon dealings with Landlord, Landlord agrees to defend the same and indemnify Tenant against any such claim. The Brokers shall be paid by Landlord pursuant to a separate agreement.

      17.12 RULES AND REGULATIONS. Tenant agrees to comply, and cause its employees, agents, contractors, invitees and other representatives to comply, with any and all rules and regulations established by Landlord for the Property as reasonably determined by Landlord to be necessary for the orderly and efficient operation of the Property and applied in a uniform, non-discriminatory manner, including, without limitation, those rules and regulations set forth in EXHIBIT RR attached hereto and any reasonable modifications, amendments or additions thereto as Landlord may make from time to time by written notice to Tenant. However, Landlord shall not be responsible to Tenant for failure to enforce any of such rules and regulations or for the non-observance or violation of any of such rules and regulations by any other tenant or owner or by any other person, or for the non-observance or violation of or failure to enforce or to perform the provisions of any other lease.

      17.13 SIGNS. Tenant shall obtain the prior written consent of Landlord, which consent shall not be unreasonably withheld, before placing any sign at, on, or about the door to the Leased Premises. Tenant shall also obtain the prior written consent of Landlord, which consent may be withheld in Landlord's sole and absolute discretion, before erecting any other type of sign outside of the Building or any exterior door, wall, window, or portion of the Leased Premises, or within the lobby of the Building and Landlord shall have no obligation whatsoever to approve any such sign. Any materials or displays approved by Landlord, shall at all times be maintained by Tenant at its cost and expense in good condition, good working order and appearance and in compliance with all applicable laws, codes, ordinances and by-laws; and Tenant hereby unconditionally and irrevocably authorizes Landlord to enter upon the Leased Premises at Tenant's expense and without liability or penalty, and to remove any materials or displays not in accordance with each and all of the foregoing provisions. Landlord shall provide, at Landlord's sole cost and expense, an identifying sign for Tenant in a Building directory located in the lobby of the first (1st) floor of the Building. Landlord shall install, at Landlord's sole cost and expense, by December 31, 1999, a Building monument sign on the Property, and for so long thereafter as Tenant occupies at least one-third (1/3) of the Building, Landlord shall provide, at

Tenant's sole cost and expense, an identifying sign for Tenant on the Building's monument sign, which sign shall comply with all applicable laws, codes, ordinances and bylaws.

      17.14 LANDLORD'S ACCESS AND TENANT'S ACCESS; SECURITY. (a) Landlord or agents of Landlord may, upon twenty-four (24) hours prior notice to Tenant (or at any time without notice in the case of emergency), enter the Leased Premises to (i) inspect the same, (ii) remove placards and signs affixed thereto and not approved as herein provided, (iii) make alterations as provided in Section 8.2 above or repairs, (iv) show the Leased Premises to prospective lenders or buyers and during the last six (6) months of the Term or Option Term, as the case may be, to prospective tenants, and (v) at any time within six (6) months before the expiration of the Term or the Option Term, as the case may be, affix to any suitable part of the Leased Premises a notice that the Leased Premises are available for lease and keep the same so affixed without hindrance or molestation.

            (b) Thirty (30) days prior to the Commencement Date, provided Tenant shall not be in default of any term, covenant or condition of this Lease (i) Landlord shall notify Tenant that Tenant may have access to the Leased Premises (subject to the immediately following sentence) for a period of fifteen (15) days solely for purposes of installing customary office furniture and telecommunications equipment, and (ii) during the Term of this Lease, Tenant shall have access to the Leased Premises, the Common Areas and the parking facilities twenty-four (24) hours per day, seven (7) days a week, fifty-two (52) weeks per year, through means of the Building card-key security/access system. Landlord, at its sole cost and expense, shall install a card-key security/access system at the main entrance to the Leased Premises which shall be compatible with the card-key security/access system at the main door of the Building. Tenant hereby acknowledges and agrees that Tenant shall not interfere with or disrupt the Landlord Work or any other work performed in, at, or around the Building or the Leased Premises, and Tenant shall coordinate Tenant's access and its installation of such furniture and telecommunications equipment with Landlord for the period of time that Tenant has access to the Leased Premises prior to the Commencement Date. Upon Tenant's request, Landlord shall provide Building card-key passes to Tenant, but if Tenant requests more than one hundred
(100) such passes in total, Tenant shall pay all costs in connection with Landlord's issuance of each such additional pass. The cost to issue each additional and/or replace a card-key pass shall be reasonably determined by Landlord, and initially shall be $5. In the event that Landlord is unable to provide Tenant with access the Leased Premises at least for the period of fourteen (14) days prior to the Commencement Date and such inability is the result of causes within Landlord's reasonable control, Tenant shall receive a day for day abatement of Basic Rent and Additional Rent under this Lease for each day after such date that Landlord is unable to provide such access to Tenant.

      17.15 NOTICES. Any and all notices, demands, consents or approvals required hereunder shall be given in writing in accordance with this Section
17.15. Any notice from Landlord to Tenant shall be deemed duly served, or mailed to Tenant's Mailing Address (as defined in Section 1.7 above), or such other address as Tenant may advise by written notice to Landlord, by overnight courier, or by registered or certified mail, return receipt requested, postage prepaid. Any notice from Tenant to Landlord shall be deemed duly served, if mailed to Landlord by a nationally recognized overnight courier, or by registered or certified mail, return receipt requested, postage prepaid, addressed to Landlord at Landlord's Mailing Address (as defined in Section 1.6 above) or at such other address as Landlord may from time to time advise in writing. All payments of Base Rent and Additional Rent shall be paid and sent to Landlord at Landlord's Mailing Address.

      17.16 NO MERGER. There shall be no merger of the leasehold estate hereby created with the fee estate in the Property or any part thereof if the same person acquires or holds, directly or indirectly, this Lease or any interest in this Lease and the fee estate in the Property or any interest in such fee estate.

      17.17 NO OFFER. The submission of this Lease to Tenant shall not be construed as an offer, and Tenant shall not have any rights under this Lease unless Landlord executes a copy of this Lease and delivers it to Tenant.

      17.18 WAIVER OF JURY TRIAL. To the maximum extent permitted by law, Landlord and Tenant each waive right to trial by jury in any litigation arising out of or with respect to this Lease.

      17.19 FINANCIAL REPORTS. Not more than once in any twelve (12) month period, and within fifteen (15) days after Landlord's request, Tenant shall furnish Tenant's most recent financial statements (including any notes to them) as may have been prepared by an independent certified public accountant or, failing those, Tenant's internally prepared financial statements to Landlord. Landlord will not disclose any aspect of Tenant's financial statements that Tenant designates to Landlord as confidential except (i) to Landlord's lenders or prospective purchasers of the Property, (ii) in litigation between Landlord and Tenant, and (iii) if required by court order.

      17.20 LANDLORD'S FEES. Whenever Tenant requests Landlord to take any action or give any consent required or permitted under this Lease, Tenant will reimburse Landlord for Landlord's reasonable out-of-pocket costs incurred in reviewing the proposed action or consent, including without limitation reasonable attorneys', engineers' or architects' fees, within ten (10) days after Landlord's delivery to Tenant of a statement of such costs. Tenant will be obligated to make such reimbursement without regard to whether Landlord consents to any such proposed action.

      17.21 TELECOMMUNICATIONS. Tenant and its telecommunications companies, including but not limited to local exchange telecommunications companies and alternative access vendor services companies shall have no right of access to and within the Building, for the installation and operation of telecommunications systems including but not limited to voice, video, data, and any other telecommunications services provided over wire, fiber optic, microwave, wireless, and any other transmission systems, for part or all of Tenant's telecommunications within the Building and from the Building to any other location without Landlord's prior written consent which shall not be unreasonably withheld, conditioned or delayed; provided, however, Tenant shall have the right to use, in common with others, (i) the main telecommunications room of the Building located on the first (1st) floor of the Building for the placement of service provider equipment (such placement, size and type of equipment subject to Landlord's approval which may be withheld in its sole discretion) and (ii) the riser cables from such main telecommunications room located on the first (1st) floor of the Building to the third (3rd) floor (provided Tenant's use of such riser cables shall not interfere with any other tenant's use or occupancy of the Building or any portion thereof). Regardless of Landlord's consent to the installation and operation of such telecommunications systems, Tenant hereby acknowledges that Landlord has no obligation to Tenant to ensure performance by telecommunication companies or other service companies, and Landlord has no responsibility for any delays, deficiencies or defects in connection with the services provided. Tenant hereby acknowledges and agrees that the indemnification of Landlord by Tenant set forth in Section 11.2 above, shall expressly apply to any damage to the Leased Premises or the Building, and injury to persons or other damage to property occurring during or as a result of any actions taken or done pursuant to Landlord's consent given in accordance with this Section 17.21.

      17.22 CONFIDENTIALITY. Tenant acknowledges that the terms and conditions of this Lease are to remain confidential for the Landlord's benefit, and may not be disclosed by Tenant to anyone, by any manner or means, directly or indirectly, without Landlord's prior written consent, except to bona-fide current or prospective investors, lenders, underwriters, legal counsel, or as required by law. The consent by the Landlord to any disclosures shall not be deemed to be a waiver on the part of the Landlord of the prohibition against any future disclosure.

      17.23 NOTICE TO LANDLORD'S MORTGAGEE. Tenant shall not seek to enforce any remedy it may have for any default on the part of the Landlord without first giving written notice by certified mail, return receipt requested, specifying the default in reasonable detail, to any Landlord's Mortgagee whose address has been given to Tenant, and affording such Landlord's Mortgagee a reasonable opportunity to perform Landlord's obligations hereunder.

      17.24 CONDITION OF LEASED PREMISES. Tenant hereby accepts the Leased Premises in their "AS-IS" condition, and Landlord shall have no obligation to perform any work therein (including, without limitation, demolition of any improvements existing therein or construction of any tenant finish-work or other improvements therein), and shall not be obligated to reimburse Tenant or provide an allowance for any costs related to the demolition or construction of improvements therein except for completion of the Landlord Work (defined below) in accordance with EXHIBIT LW. No agreement of Landlord to alter, remodel, decorate, clean or improve the Leased Premises or the Building (or to provide Tenant with any credit or allowance for the same), and no representations regarding the condition of the Leased Premises or the Building have been made by or on the behalf of Landlord or relied upon by Tenant other than with respect to the Landlord Work as set forth in Section 17.25 and as described in EXHIBIT LW. Landlord and Tenant expressly disclaim any implied warranty that the Leased Premises are suitable for Tenant's intended commercial purpose, and Tenant's obligation to pay rent hereunder is not dependent upon the condition of the Leased Premises or the performance by Landlord of its obligations hereunder, except for the completion of the Landlord Work as provided in

Section 17.25 below and, except as otherwise expressly provided herein, Tenant shall continue to pay the rent, without abatement, setoff or deduction, notwithstanding any breach by Landlord of its duties or obligations hereunder, whether express or implied. Tenant's taking possession of the Leased Premises shall be conclusive evidence that the Leased Premises were in good order and satisfactory condition when Tenant took possession. Notwithstanding the foregoing, Landlord shall deliver the Leased Premises to Tenant in broom-clean condition, with all trash removed therefrom, missing and stained ceiling tiles replaced, all furniture of prior tenants removed, and lights in good working order.

      17.25 LANDLORD WORK. Landlord shall perform the construction work (the "Landlord Work") described in EXHIBIT LW attached hereto in a good and workmanlike manner and in accordance with all Government Regulations and shall substantially complete the Landlord Work (that is, complete the Landlord Work, except for normal "punch list" items which shall be completed within thirty (30) days after substantial completion of the Landlord Work) on or before November 1, 1999. Landlord shall attach a schedule of dates by which Tenant shall approve the construction drawings for the Landlord Work, and such schedule shall be attached to and be a part of EXHIBIT LW. Subject to the provisions of the following paragraph, if substantial completion of the Landlord Work is delayed beyond November 1, 1999, payment of Base Rent pursuant to Section 3.1 of this Lease shall commence on the date the Landlord Work is substantially complete. On or before the date of execution of this Lease, Tenant shall have the option upon five (5) days prior written notice to select the construction company which will perform the Landlord Work, subject to Landlord's approval.

      Landlord shall use diligent efforts to complete the Landlord Work on or before November 15, 1999. In the event the Landlord Work is not substantially completed on or before November 15, 1999 (the "Completion Date"), Tenant shall receive a day for day abatement of Basic Rent for each day beyond the Completion Date that the Landlord Work is not substantially complete, and in the event the Landlord Work is not substantially completed on or before December 15, 1999 (the "Outside Date for Completion"), Tenant shall have the right to terminate its obligations under this Lease; provided, however, that (1) the Completion Date and the Outside Date for Completion shall be extended for a period equal to the duration of any delays in construction caused by strikes, shortages or materials, acts of God or other matters not reasonably within the control of Landlord, and (2) in the event any delays in completing the Landlord Work are as a result of change orders or other delays caused by Tenant, including, without limitation, Tenant's failure to approve the construction drawings for the Landlord Work by the dates set forth in the schedule of dates attached to EXHIBIT LW, the Outside Date for Completion shall be extended day for day for each such delay caused by Tenant or longer if appropriate to compensate for additional delays which were encountered on account of items enumerated in (1) above that would not otherwise have been encountered but for the Tenant caused delays. Further, if issuance of a temporary or permanent certificate of occupancy for the Landlord Work or the Leased Property is delayed beyond November 1, 1999, because of delays caused by Tenant, then the rent commencement date shall be November 1, 1999 and on that date Tenant shall commence to pay Base Rent and Additional Rent under this Lease.

      Except for latent defects and deficiencies in the Landlord Work of which Tenant has given written notice to Landlord not later than thirty (30) days following the Commencement Date, Landlord shall be deemed to have satisfactorily completed the Landlord Work, and Tenant shall be deemed to have waived all rights and remedies with respect to deficiencies (other than latent defects) in the Landlord Work. If Tenant does give timely notice of deficiencies, Landlord shall remedy as soon as reasonably practicable any deficiencies specified in such notice and shall begin such remediation within thirty (30) days after Tenant's notice.

      Landlord shall bear the full cost of the Design Costs (defined below) and the Tenant Improvement Allowance (defined below). The "Design Costs" shall be the cost of Tenant's architect or other design fees incurred to design, and prepare the plans and specifications necessary for, the Landlord Work. The "Tenant Improvement Allowance" shall be the allowance for any so-called "hard costs" incurred in constructing the Landlord Work, which allowance shall not exceed Four Hundred Forty-Seven Thousand Seven Hundred Sixty and 00/100 Dollars ($447,760.00). Tenant shall be responsible for any construction-related costs of the Landlord Work on the Leased Premises exceeding Four Hundred Forty-Seven Thousand Seven Hundred Sixty and 00/100 Dollars ($447,760.00), and Tenant shall pay such amount to Landlord within thirty (30) days after the Landlord Work is completed and Tenant has received an invoice describing the costs with reasonable detail. The Tenant Improvement Allowance shall be used for physical improvements only.

      17.26 INTENTIONALLY OMITTED.

      17.27 TENANT IMPROVEMENTS. Except for Landlord Work, all improvements to the Building required for Tenant's initial occupancy of the Building are referred to as "Tenant Improvements." Tenant Improvements shall be constructed in accordance with the plans and specifications prepared by Tenant ("Tenant Space Plan") (as further defined in EXHIBIT TI) and submitted to Landlord and approved by Landlord as provided below and in EXHIBIT TI. Landlord's approval, shall be limited to determining whether Tenant's plans and specifications (a) will have an adverse impact on Landlord's re-use of the Leased Premises at the end of the Term and (b) conform with the requirements of applicable Governmental Regulations, good construction practices, and insurance industry standards, their consistency with the architectural and structural integrity of the Building, and with the ability of the heating, ventilation and air conditioning system serving the Leased Premises to provide adequate ventilation and heating/cooling capacity for general office purposes.

      17.28 RIGHT OF FIRST OFFER. Landlord will first offer to Tenant in writing any space on the first (1st), second (2nd), or third (3rd) floors of the Building, as applicable, which will still leave any remaining area in a good marketable layout in Landlord's sole judgement, subject to Tenor Network, Inc.'s right of first offer on the second (2nd) floor of the Building, and subject to Xedia Corporation's right of first offer on the first (1st), second (2nd), and third (3rd) floors of the Building. Said space will be leased to Tenant at the same rental rate per rentable square foot if leased to Tenant during the first
(1st) year of Tenant's occupancy of the Building, and otherwise at the then-prevailing fair market rents for comparable space at such time as Tenant shall lease said additional space as determined in accordance with EXHIBIT FMRV, but in either case expressly excluding any allowances, Landlord's contributions, free rent, broker's commissions, other similar concessions, rights of first offer or extension options contained in this Lease. Tenant will have ten (10) days to accept Landlord's offer in writing, which offer will specify the proposed rent rate and amount of allowances, if any, and will include a reference to the aforesaid ten (10) day period in which Tenant is required to respond to such offer. Failure to respond timely to Landlord's offer shall be deemed to constitute a denial by Tenant of Landlord's offer. If Tenant accepts Landlord's offer, Landlord and Tenant shall execute a new lease which effects the addition of the new space to the Leased Premises upon terms which are in accordance with Landlord's offer, and with respect to terms not set forth in Landlord's offer, substantially on the same terms and conditions set forth in this Lease, but containing appropriate modifications to reflect the different number of rentable square feet, prorata share, rent, increased number of parking spaces, and term. If Tenant declines Landlord's offer, Landlord shall be free to offer the space to a third party on terms which are not materially more favorable to the tenant than those terms offered to Tenant. If Landlord has not leased the space within twelve (12) months after offering the space to Tenant, the space shall be re-offered to Tenor Networks, Inc. in accordance with its right of first offer before being re-offered to Tenant if the space is on the second (2nd) floor, and/or to Xedia Corporation in accordance with its right of first offer before being re-offered to Tenant, and in the event Tenor Networks, Inc. and Xedia Corporation decline Landlord's offer, the space shall be re-offered to Tenant in accordance with this Section 17.28 before being offered to any third party.

      IN WITNESS WHEREOF, the parties hereto have caused this Lease to be executed and delivered as a sealed instrument by their respective duly authorized officers as of the day and year first written above.


LANDLORD:                           TENANT:

NAGOG PARK INVESTORS, L.L.C.        ARROWPOINT COMMUNICATIONS, INC.


By:   /s/ Nagog Park LLC                        By:   /s/ Cynthia M. Deysher
      --------------------------                      -------------------------
      Its Managing Member                             Name: Cynthia M.Deysher
                                                Title: VP Operations, CFO
      By:   /s/ Steven B. Cox
            ------------------------
            Name: Steven B. Cox
            Title:      V.P.

                                   EXHIBIT FP

                          FLOOR PLAN OF LEASED PREMISES


                                  See Attached.

                 [ARROWPOINT COMMUNICATIONS FLOOR PLAN GRAPHIC]

                                  EXHIBIT LD

                        LEGAL DESCRIPTION OF PROPERTY

Lot 106 on a Plan entitled " 'Nagog Square' Definitive Subdivision Plan of Land in Acton, Mass." by R. D. Nelson dated May 10, 1973, last revised November 12, 1973 and recorded with Middlesex South District Registry of Deeds as Plan No. 448 of 1974 in Book 12629, Page 25 (hereinafter called the "Plan"), bounded and described as follows:

SOUTHERLY               by Nagog Park, as shown on the Plan, by five courses,
                        76.81', 520.00', 99.38', 346.17' and 104.76',
                        respectively;

SOUTHEASTERLY           by land of Nagog Development Company shown on the
                        Plan as "60' R. O. W. Easement Area 20.450 S.F.," by two courses, 43.17' and 289.09', respectively;

NORTHERLY               by land now or formerly of J. J. Heider & V. P. Wiegand,
                        231.95';

EASTERLY                again by said land now or formerly of J. J. Heider &
                        V. E. Wiegand by five courses, 86.36', 141.00', 62.49', 110.13', and 135.94', respectively;

NORTHEASTERLY           by land now or formerly of S. & J. Tabbi, 623.67';

NORTHWESTERLY           by land shown on the Plan as Lot 8A, by three courses,
                        109.64', 103.78' and 154.91', respectively;

SOUTHWESTERLY           again by said land shown on the Plan as Lot 8A, 102.27'

Together with grant of easements contained in a deed May 27, 1982 recorded in Book 14625, Page 368.

                                   EXHIBIT OC

                                 OPERATING COSTS

      "Operating Costs" shall mean:

      (a) all costs and expenses paid or incurred by Landlord, which costs shall be substantially competitive with comparable properties located along the Route 495 corridor, in operating, managing, equipping, insuring, controlling traffic, policing (if and to the extent provided by Landlord), lighting, cleaning, maintaining, repairing (including minor replacements associated with such repair) and restoring the Property, including all utility lines, pipes and conduits, drainage or sewage systems, elevators and escalators, and electricity, steam, water, fuel, heating, lighting and air conditioning systems serving the Property and also including the costs and expenses for all utilities, including, without limitation, HVAC, water and sewer service, used or consumed in the Building, and also including all costs and expenses for mail collection and distribution, sweeping, snowplowing, sanding, refuse removal, planting and replacing decorations, flowers and landscaping, painting, uniforms, wages, fidelity bonds, unemployment taxes, social security taxes, workmen's compensation insurance premiums, fees for required licenses and permits, supplies, repair, maintenance, operation, replacement and debt service of any equipment associated with the maintenance or operation of common areas and Common Facilities (but excluding the cost of equipment properly chargeable to the capital account and depreciation of the original cost of construction of the common areas, buildings and building systems), and any other expense or charge, whether or not hereinbefore mentioned, which, in accordance with generally accepted accounting and management principles, would be considered an expense of managing, operating, maintaining or repairing the Property; and

      (b) all premiums for comprehensive general public liability, property damage, difference-in-condition, casualty, rent loss, elevator, and other insurance maintained by Landlord with respect to all of the Property, including the Common Facilities and other common areas and all buildings and improvements.

      Notwithstanding any contrary provision of this Lease, Operating Costs shall not include expenses relating to the following:

      (i) salaries, wages, benefits and other expenses of administrative employees and other persons not involved in the daily operations of the Building;

      (ii) principal, interest or other charges relating to indebtedness secured by a mortgage covering any portion of the Property, and payments of rent and other charges under any superior lease covering any portion of the Property;

      (iii) leasehold improvements made in connection with the preparation of any portion of the Building for occupancy by a new or existing tenant;

      (iv) any expansion of the rentable area of the Building;

      (v) costs, expenses or charges properly chargeable or attributable to a particular tenant or tenants;

      (vi) any utility or other service used or consumed in the premises leased to any tenant or occupant, if Tenant's use or consumption of such utility or other services is separately metered or sub-metered at the Premises;

      (vii) efforts to lease portions of the Building or to procure new tenants for the Building, including advertising expenses, leasing commissions and attorney's fees;

      (viii) negotiations or disputes with any tenant of the Building;

      (ix) Landlord's general overhead not directly related to the management or operations of the Building;

      (x)   depreciation of the Building;

      (xi) repairs and replacements arising out of a fire or other casualty or an exercise of the eminent domain of the Building; provided, however, that the deductible portion of any loss covered by insurance shall be amortized over the useful life of the improvements which have been repaired or replaced in response to such fire or other casualty and such amortized portion shall be includable in annual operating costs;

      (xii) Landlord's breach or violation of a law, lease or other obligation, including fines, penalties and attorneys' fees;

      (xiii) compensation paid to employees or other persons in connection with commercial concessions operated by Landlord;

      (xiv) fees for licenses, permits or inspections that are not part of routine maintenance of the Building (but Operating Costs shall include fees for licenses, permits of inspections required to comply with changes in any laws occurring after the Commencement Date) or result from the act or negligence of Landlord or any other tenant of the Building;

      (xv)  environmental testing, remediation and compliance;

      (xvi) compliance by Landlord with laws existing as of the date of this Lease, including without limitation the Americans with Disabilities Act and the regulations and standards thereunder;

      (xvii) sculptures, paintings and other works of art;

      (xviii) repairs necessary to cure defects in the construction of any portion or component of the Building;

      (xix) any items with respect to which Landlord receives reimbursement from insurance proceeds or from a third party; and

      (xx) any repair or replacement which would be deemed a capital expenditure under generally accepted accounting; provided, however, that the cost of any such repair or replacement shall be amortized over the useful life of the improvements which have been repaired or replaced and such amortized portion shall be includable in annual operating costs.

      (xxi) any capital expenditure to replace the Building's roof or structure.

      Notwithstanding the foregoing, Landlord shall not charge Tenant, as an Operating Cost, for any management fee of Landlord's property manager in excess of four percent (4%) of Landlord's gross revenues derived from the Property.

                                  EXHIBIT FMRV

                     CALCULATION OF FAIR MARKET RENTAL VALUE

      For purposes of Section 2.2, "Fair Market Rental Value" shall be as reasonably determined by Landlord to be the annual rental charge (including without limitation Base Rent, Additional Rent and other charges) as of the commencement date of each Option Period, for new leases then being negotiated or executed for comparable office space in Acton, Massachusetts for terms commencing on or about the date of commencement of the Option Period. In determining Fair Market Rental Value, Landlord shall take into consideration the size of the premises, location of the premises, lease term, condition and location of the applicable office building, services provided by the landlord, rental concessions and other comparable factors). Bona fide written offers to lease comparable space received by Landlord from third parties (at arm's length) may be used by Landlord as an indication of the Fair Market Rental Value.

      Landlord shall notify Tenant of its determination of Fair Market Rental Value within thirty (30) days after Landlord's receipt of Tenant's notice exercising its option to extend. If the Landlord does not receive written notice from Tenant of Tenant's disagreement with Landlord's determination of the Fair Market Rental Value within ten (10) days after Tenant's receipt of said determination and requesting an appraisal as set forth below, Tenant shall be deemed to have rejected said determination by Landlord. If Tenant rejects Landlord's determination of the Fair Market Rental Value, Tenant shall have the right, by written notice to Landlord within ten (10) days after Tenant has received notice of Landlord's determination, to (i) request that such Fair Market Value be determined by appraisal in accordance with the provisions of this EXHIBIT FMRV or (ii) withdraw Tenant's notice exercising its option to extend. In the event Tenant requests that such Fair Market Value be determined by appraisal in accordance with the provisions of EXHIBIT FMRV, the Fair Market Rental Value shall be determined by impartial MAI appraisers, one to be chosen by Landlord, one to be chosen by Tenant (the "Initial Appraisers"), and, if necessary, a third to be selected as provided below. Landlord and Tenant shall each notify the other of its selected appraiser within ten days following the giving of Tenant's request for appraisal as provided above. Each appraiser shall be independent, familiar with office buildings and leases and rents in Acton, Massachusetts and experienced in making real estate appraisals. The cost of each Initial Appraiser shall be paid by the party selecting such Appraiser. The appraisers shall render their written appraisal of the Fair Market Rental Value for the Option Period within thirty (30) days following the appointment of both such appraisers. If the appraisals determined by each of the Initial Appraisers are less than five percent (5%) apart (i.e., the higher appraisal is less than 105% of the lower appraisal), then the Fair Market Rental Value shall be determined by taking the average of the two appraisals. In the event the Initial Appraisers are five percent (5%) or more apart, the Initial Appraisers shall promptly select a third appraiser who meets the same criteria as required of the Initial Appraisers ("Third Appraiser"). The Third Appraiser shall submit to Landlord and Tenant, within twenty-one (21) days after its appointment, its written appraisal of the Fair Market Rental Value with respect to the Leased Premises as of the applicable commencement date, which appraisal shall be binding upon

Landlord and Tenant. The cost of the Third Appraiser shall be borne equally by Landlord and Tenant.

                                   EXHIBIT RR

                              RULES AND REGULATIONS

      The following rules and regulations shall apply to the Leased Premises, the Building, and the Property:

      1. Sidewalks, doorways, vestibules, halls, stairways, and other similar areas shall not be obstructed by tenants or used by any tenant for purposes other than ingress and egress to and from their respective leased premises and for going from one to another part of the Building.

      2. Plumbing, fixtures and appliances shall be used only for the purposes for which designed, and no sweepings, rubbish, rags or other unsuitable material shall be thrown or deposited therein. Damage resulting to any such fixtures or appliances from misuse by a tenant or its agents, employees or invitees, shall be paid by such tenant.

      3. No signs, advertisements or notices shall be painted or affixed on or to any windows or doors or other part of the Building (nor to the outside of the Leased Premises) without the prior written consent of Landlord. No curtains or other window treatments shall be placed between the glass and the Building standard window treatments.

      4. Landlord shall provide all door locks in each tenant's leased premises, at the cost of such tenant, and no tenant shall place any additional door locks in its leased premises without Landlord's prior written consent. Landlord shall furnish to each tenant a reasonable number of keys to such tenant's leased premises, at such tenant's cost, and no tenant shall make a duplicate thereof.

      5. Movement in or out of the Building of furniture or office equipment, or dispatch or receipt by tenants of any bulky material, merchandise or materials which require use of elevators or stairways, or movement through the Building entrances or lobby shall be conducted under Landlord's supervision at such times and in such a manner as Landlord may reasonably require, except for Tenant's receipt and transportation of boxes approximately 4'x2'x2' containing electronic equipment; provided that, Tenant's receipt, movement and transportation of such boxes of electrical equipment shall not interfere with the use of the Property, Building and Common Areas, including without limitation the use of the elevators and loading docks by Landlord and the other tenants, and further, Tenant agrees to take all reasonable measures to minimize any interference with such other tenants that is occasioned by Tenant's receipt, movement and transportation of such boxes of equipment. Each tenant assumes all risks of and shall be liable for all damage to articles moved and injury to persons or public engaged or not engaged in such movement, including equipment, property and personnel of Landlord if damaged or injured as a result of acts in connection with carrying out this service for such tenant.

      6. Landlord may prescribe weight limitations and determine the locations for safes and other heavy equipment or items, which shall in all cases be placed in the Building so as to distribute weight in a manner acceptable to Landlord which may include the use of such supporting devices as Landlord may require. All damages to the Building caused by the installation or removal of any property of a tenant, or done by a tenant's property while in the Building, shall be repaired at the expense of such tenant.

      7. Corridor doors, when not in use, shall be kept closed. Nothing shall be swept or thrown into the corridors, halls, elevator shafts or stairways. No birds or animals shall be brought into or kept in, on or about any tenant's leased premises excluding dogs to assist sight impaired individuals. No portion of any tenant's leased premises shall at any time be used or occupied as sleeping or lodging quarters.

      8. Tenant shall cooperate with Landlord's employees in keeping its leased premises neat and clean. Tenant shall not employ any person for the purpose of such cleaning other than the Building's cleaning and maintenance personnel, except in accordance with Section 5.5 of this Lease.

      9. To ensure orderly operation of the Building, no ice, mineral or other water, towels, newspapers, etc. shall be delivered to any leased area except by persons approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed.

      10. Tenant shall not make or permit any vibration or improper, objectionable or unpleasant noises or odors to permeate outside of the Leased Premises or otherwise interfere in any way with other tenants or persons having business with them.

      11. No machinery of any kind (other than normal office equipment) shall be operated by any tenant on its leased area without Landlord's prior written consent which shall not be unreasonably withheld, conditioned or delayed, nor shall any tenant use or keep in the Building any flammable or explosive fluid or substance other than the materials listed on EXHIBIT HM and ordinary office supplies and cleaning products provided the same are stored, used and disposed of strictly in compliance with all Governmental Regulations and Environmental Laws.

      12. Landlord will not be responsible for lost or stolen personal property, money or jewelry from tenant's leased premises or public or common areas regardless of whether such loss occurs when the area is locked against entry or not.

      13. No vending or dispensing machines of any kind may be maintained in any leased premises without the prior written permission of Landlord; provided, however, Tenant shall be permitted to maintain vending or food dispensing in the Leased Premises machines for food and drink for use strictly by Tenant's employees only.

      14. Tenant shall not conduct any activity on or about the Property, the Building or the Leased Premises which will draw pickets, demonstrators, or the like.

      15. All vehicles are to be currently licensed, in good operating condition, parked for business purposes having to do with Tenant's business operated in the Premises, parked within designated parking spaces, one vehicle to each space. No vehicle shall be parked as a "billboard" vehicle in the parking lot. Any vehicle parked improperly may be towed away. Tenant, Tenant's agents, employees, vendors and customers who do not operate or park their vehicles as required shall subject the vehicle to being towed at the expenses of the owner or driver. Landlord may place a "boot" on the vehicle to immobilize it and may levy a charge of $50.00 to remove the "boot". Tenant shall indemnify, hold and save harmless Landlord of any liability arising from the towing or booting of any vehicles belonging to Tenant, Tenant's agents, vendors, employees and customers.

                                  EXHIBIT LW

                                 LANDLORD WORK


                                See Attached.

                          [GRAPHIC TENANT ENTRY DOOR]

100 NAGOG PARK, ACTON, MASSACHUSETTS
LANDLORD IMPROVEMENTS SPECIFICATIONS

WALLS: New demising partition: one layer 5/8" FC GWB each side on 3 5/8" metal studs to underside of metal deck above.

          Demising wall from existing wall construction: extend existing wall to underside of metal deck above, one layer 5/8" FC GWB each side on 3 5/8" metal studs. For existing wall that extends to deck, firetape only.

CEILING:  Patch ceiling where new demising: match existing.

DOORS:    Tenant entry: construct new tenant entry per building standard.

PAINT: Existing demising walls (only if altered): one coat latex eggshell, Benjamin Moore or equal, color to be determined.

          New demising walls: one coat primer, one coat latex eggshell, Benjamin Moore or equal, color to be determined.

                            [GRAPIC OF THIRD FLOOR]

                       [GRAPIC OF THIRD FLOOR FLOORPLAN]

                                  EXHIBIT TI

                             TENANT IMPROVEMENTS

(a) Tenant shall cause its architect to prepare a reasonable detailed layout plan of proposed Tenant Improvements of the Leased Premises, as the same may be amended ("Tenant Space Plan") and submitted to and approved by Landlord, which approval or disapproval shall not be unreasonably delayed or conditioned. Landlord shall provide its approval or disapproval to Tenant within five (5) business days after Landlord's receipt of the Tenant Space Plan and provided that any disapproval shall contain reasonable objections, Tenant will enter into a contract (the "TI Construction Contract") with one of three general contractors to be chosen by Landlord in its reasonable discretion and approved by Tenant in its reasonable discretion ("Tenant's General Contractor"). Tenant shall have the right to solicit competitive bids for the construction of the Tenant Improvements from said three (3) general contractors.

(b) Tenant shall adhere to the following requirements in performing all the Tenant Improvements work. Tenant shall procure all necessary governmental approvals and all Tenant Improvements work shall be performed at Tenant's risk in compliance with all applicable laws and in a good and workmanlike manner employing new materials of good quality and producing a result at least equal in quality to the other parts of the Leased Premises. When any Tenant Improvements work is in progress, Tenant shall cause to be maintained insurance as described below and such other insurance as may be required by Landlord covering any additional hazards due to such Tenant Improvements work. It shall be a condition of Landlord's approval of any Tenant Improvements work (i) that certificates of such insurance, issued by responsible insurance companies qualified to do business in Massachusetts and reasonably approved by Landlord, shall have been deposited with Landlord, (ii) that Tenant has provided Tenant's certification of the insurable value of the work in question for casualty insurance purposes, and
(iii) that all of the other conditions of the Lease have been satisfied. At all times while performing Tenant Improvements work, Tenant and each contractor of Tenant shall not discriminate against any individual because of race, color, sex, religion or national origin.

(c) In performing Tenant Improvements work, each contractor of Tenant shall comply with Landlord's reasonable requirements relating to the time and methods for such work, use of delivery elevators and other Building facilities; and no contractor shall ever interfere with or disrupt any other tenant or other person using the Building. Each contractor shall in all events work on the Leased Premises without causing labor disharmony or coordination difficulties, and without causing any delays to, or impairing any guaranties, warranties or obligations of, any contractors of Landlord. Tenant and its contractors shall not have any obligation to employ union labor. If any such contractor uses or asks Landlord to provide any services in addition to those services specified in this Lease, such contractors, jointly and severally with Tenant, shall agree to reimburse Landlord for the cost thereof based on Landlord's schedule of charges established from time to time (and if no such charges have been established, then based on Landlord's reasonable charge established at the time). Each such contractor shall, by its entry into the Building, be deemed to have agreed jointly and severally with Tenant to indemnify and hold

Landlord, Landlord's Managing Agent and Landlord's mortgagee and their respective partners, officers, directors, employees and agents harmless from any claim, loss or expense arising in whole or in part out of any act or neglect committed by such person while in the Building, to the same extent as Tenant has so agreed in the Lease.

      Tenant shall purchase and, unless waived in writing by the Landlord in particular instances, shall cause each contractor of Tenant to purchase, in a company or companies against which the Landlord has no reasonable objections, such insurance as will protect Landlord from claims set forth below:

            4.1 claims under workers' or workmen's compensation, disability benefit and other similar employee benefit acts;

            4.2 claims for damages because of bodily injury, occupational sickness or disease, or death of his employees;

            4.3 claims for damages because of bodily injury, sickness or disease, or death of any person other than his employees;

            4.4 claims for damages insured by personal injury liability coverage which are sustained (1) by any person as a result of an offense directly or indirectly related to the employment of such person by the Contractor, or (2) by any other person;

            4.5 claims for damages, other than to the Tenant Improvements work itself, because of injury to or destruction of tangible property, including loss of use resulting therefrom;

            4.6 claims for damages because of bodily injury or death of any person or property damage arising out of the ownership, maintenance or use of any motor vehicle; and

            4.7 claims for contractual liability (both oral and written) under his undertaking with Tenant.

(d) The insurance required shall include all major divisions of coverage, and shall be on a comprehensive general basis including Premises and Operations (deleting X-C-U exclusions), Owners' and Contractor's Protective, Products and Completed Operations, and Owned, Nonowned, and Hired Motor Vehicles. Such insurance shall be written for not less than any limits of liability required by law or those set forth below (which amounts may, from time to time, be reasonably increased by Landlord), whichever is greater.

            .1 Workman's Compensation - Statutory/Employers Liability and all additional endorsements $500,000.

            .2    Public Liability - Single Limit (Combined) Per Occurrence.

                  Bodily & Personal Injury $1,000,000
                  Property Damage $1,000,000 Occurrence/Aggregate.

            .3    Automobile Liability - Single Limit (Combined) Per
                  Occurrence.

                  Bodily Injury $1,000,000
                  Property Damage $1,000,000 Per Occurrence.

            .4    Independent Contractors - $1,000,000 Per Occurrence.

            .5 Products and Completed Operations $1,000,000 Per Occurrence, covering liability for claims made within applicable statutes of limitations following issuance of final Certificate of Payment.

            .6 Broad Form Blanket Contractual Liability (both oral and written) $1,000,000 per occurrence.

            .7    Excess Liability Umbrella - $5,000,000 Per Occurrence.

      Certificates of insurance reasonably acceptable to Landlord shall be filed with Landlord prior to commencement of the Tenant Improvements work. These Certificates shall contain a provision that coverages afforded under the policies will not be amended, canceled or non-renewed until at least 30 days' prior written notice has been given to Landlord and all other additional insureds. The form of certificate shall be acceptable to Landlord. If by the terms of insurance carried by tenant or any contractor a mandatory deductible is required, in the event of a paid claim Tenant or such contractor shall be responsible for the deductible amount. All deductible/self-insured retention amounts shall be show on the Certificate of Insurance. In all cases, Landlord, Landlord's Managing Agent, each mortgagee of the Building and any other person designated by Landlord shall be named as additional insureds.

                                    EXHIBIT J

                               JANITORIAL SERVICES

                             CLEANING SPECIFICATIONS

A.    GENERAL NOTES

      1. All cleaning personnel shall sign in and out at the main lobby security desk.

      2. Building keys shall be accounted for and returned daily. Any missing keys are to be reported to building security immediately.

      3. All cleaning personnel will wear uniforms and proper identification including the company and the employee names.

      4. Cleaning company will maintain a logbook on a daily basis noting any problems, areas inaccessible due to tenants working after hours and utility work completed.

      5. Cleaning supervisors will maintain a log of building supplies used and advise management when to restock. Cleaning supervisor will be responsible for transporting, storing and organizing supplies.

      6. Supervisors will be responsible for turning off all lights and locking all doors when their job is done.

B.    MAIN LOBBY AND COMMON AREAS

      1. Dust mop, wash and rinse all hard floor surfaces. Wash with a detergent solution and rinse with a clear water solution. Spray buff, using a high speed floor machine as necessary. Strip and reseal as directed.

      2.    Clean all entrance mats as required.

      3. Vacuum all carpeted surfaces and spot clean all stains with a spot carpet cleaner.

      4. Clean, with glass cleaner, all fingerprints and marks on all glass entry doors including revolving doors, etc.

      5.    Polish all exposed metal surfaces in main lobby.

      6. Wipe clean and polish all metal and wood surfaces in elevator and on elevator doors.

      7. Vacuum carpeted elevators and spot clean as necessary. Wash freight elevator floor as necessary.

      8.    Dust elevator light fixtures.

      9. Empty all exterior trash receptacles, cleaning as needed and replace liners.

      10. Clean and sanitize all drinking fountains using a germicidal detergent solution.

C.    RESTROOMS

      1. Dust mop and sweep tiled lavatory floors. Wash and rinse using germicidal solution. Machine scrub once per month. Strip and reseal tile floors as directed.

      2. Clean, using a germicidal solution, all metal toilet and urinal partitions.

      3.    Clean, using a germicidal solution, all tile walls as required.

      4.    Clean all vanity tops.

      5. Clean and sanitize all sinks, toilet bowls and seats, and urinals, using a germicidal detergent.

      6.    Clean and polish all bright work (chrome fixtures, faucets, etc.).

      7. Clean and sanitize all dispensers and receptacles (soap dispensers, paper towels, toilet paper, sanitary napkins).

      8.    Refill all dispensers in lavatories.

      9.    Remove all waste paper and refuse to a designated area.

D.    TENANT CLEANING

      1. Empty all wastebaskets and dispose of trash in designated area. Replace plastic liners.

      2. Dust mop, wash and rinse all hard surfaces. Spray buff, using a high speed floor machine, as necessary. Strip and reseal floors as directed.

      3. Vacuum all carpeted surfaces and spot clean all stairs with a spot cleaner.

      4. Clean all fingerprints and marks on walls, door frames, kick planes, door louvers, door handles and light switches.

      5.    Dust and clean any spots on all baseboards throughout tenant areas.

      6. Dust and wipe clean as necessary, all furniture, chair rails, moldings, closets and coat racks.

      7.    Damp wipe and polish all glass furniture tops.

E.    UTILITY CLEANING

      1.    Keep electric and telephone closets in clean and orderly fashion.

      2.    Police loading dock and trash areas.

      3. Perform miscellaneous projects such as cleaning mechanical areas, exterior stairs, etc. as may be requested by building management.

                                    EXHIBIT S

             SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

      THIS AGREEMENT is made as of the ____ day of __________, 19__, by _______ ________, a ____________ corporation, having a principal address at ___________
_____________________________, (hereinafter referred to as the "Tenant"), and Nagog Park Investors, L.L.C., a Delaware limited liability company having a business address c/o Tishman-Heskin Partners, 119 North Fourth Street, Minneapolis, Minnesota 55401 ("Borrower" and, having its principal address at __________________________________ (hereinafter referred to as the "Lender").

                                   WITNESSETH:

      WHEREAS, the Lender has loaned to Borrower the original principal amount of ___________ DOLLARS ($________ ), evidenced by a Promissory Note of even date and delivery herewith, made by the Borrower to the order of the Lender (hereinafter referred to as the "Note");

      WHEREAS, payment of the indebtedness evidenced by the Note is secured, in part, by a Mortgage and Security Agreement (hereinafter referred to as the "Mortgage") of even date and record herewith, executed by the Borrower in favor of the Lender, encumbering certain real property and all of the improvements now or hereafter located thereon commonly known as 100 Nagog Park, Acton, Massachusetts (hereinafter collectively referred to as the "Mortgaged Property"), as more particularly described in EXHIBIT A attached hereto and incorporated herein by reference;

      WHEREAS, the Note, the Mortgage, this Agreement and all other documents and instruments evidencing or securing the repayment of, or otherwise pertaining to and executed and delivered in connection with, the loan evidenced by the Note are hereinafter collectively referred to as the "Loan Documents" and all indebtedness and all other covenants, terms, conditions and warranties under the Loan Documents are hereinafter collectively referred to as the "Loan Obligations");

      WHEREAS, the Tenant has entered an office lease (hereinafter referred to as the "Lease") dated as of ________, 1999, with the Borrower relating to certain premises (hereinafter referred to as the "Demised Premises") consisting of _______ rentable square feet on the second floor of the principal Building on the Mortgaged Property and other appurtenances thereto, all as more fully described in the Lease;

      WHEREAS, the Demised Premises consist of all or a portion of the Mortgaged Property; and

      WHEREAS, the Tenant has required Landlord to obtain this Agreement from the Lender as a condition of Tenant entering into the Lease;

      WHEREAS, the Lender has required that the Tenant execute and deliver this Agreement as a condition of the Lender's agreeing to make the loan evidenced by the Note.

      NOW, THEREFORE, in consideration of the foregoing premises and of the sum of Ten ($10.00) Dollars and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties do hereby covenant and agree as follows:

     1. SUBORDINATION. Subject to the terms of this Agreement, the Tenant hereby agrees that the Lease and all amendments, consolidations, substitutions, extensions, renewals, replacements or modifications thereof, and all of its right, title and interest in and to the Demised Premises and the Mortgaged Property, including, without limitation, all options to purchase and rights of first refusal, are and shall be subject and subordinate in all respects to all of the Loan Documents, including, without limitation, the lien of the Mortgage, and to all amendments, revisions, substitutions, renewals, modifications, consolidations, replacements and extensions thereof, to the full extent of the Loan Obligations with the same force and effect as if the Note, the Mortgage and all of the other Loan Documents were each made, delivered and/or recorded prior to the making, delivery and/or recording of the Lease (or any memorandum or notice thereof). Without limiting the foregoing, the Tenant expressly acknowledges and agrees that with respect to any and all insurance proceeds recovered or recoverable in connection with a fire or other casualty, and with respect to any and all proceeds recovered or recoverable in connection with a taking by condemnation or by eminent domain by a public or quasi-public authority of all or a part of the Demised Premises, the rights of the Lender under the Mortgage shall be superior, in all respects, to the rights of the Tenant under the Lease to have such proceeds applied to the repair and restoration of the Mortgaged Property, but Tenant shall retain any rights it enjoys under the Lease to terminate the Lease if Landlord or its successors or assigns fails to repair and restore the Leased Premises in the manner and time required by the Lease.

     2. NONDISTURBANCE. As long as Tenant is not in default (beyond any applicable notice and grace period expressly given the Tenant in the Lease to cure such default) in the payment of rent or in the performance or fulfillment of any of the terms, warranties, representations, covenants or conditions of the Lease (including, without limitation, all options to purchase and rights of first refusal), the Tenant's possession of the Demised Premises and the Tenant's rights and privileges under the Lease, and all extensions or renewals thereof which may be effected in accordance with any option granted in the Lease, shall not be diminished or interfered with by the Lender, and the Tenant's occupancy of the Demised Premises shall not be disturbed by the Lender during the term of the Lease or any such extension or renewal thereof.

     3. JOINDER OF THE TENANT. As long as the Tenant is not in default (beyond any applicable notice and grace period expressly given the Tenant in the Lease to cure such default) in the payment of rent or in the performance of any of the terms, covenants or conditions of the Lease on the Tenant's part to be performed, the Lender will not join the Tenant as a party defendant for the purpose of terminating or otherwise affecting the Tenant's interest and estate under the Lease, in any action of foreclosure or other proceeding brought by the Lender for the purpose of enforcing any of its rights and/or remedies under any of the Loan Documents in the event of any default thereunder; provided, however, the Lender may join the Tenant as a party in any such action or proceeding if such joinder is necessary under applicable law for the purpose of effecting the rights and/or remedies available to the Lender under the Loan Documents, but only for such purpose and not for the purpose of terminating the Lease, or affecting the Tenant's right to possession.

     4. ATTORNMENT. If the interest of the Borrower in the Mortgaged Property shall be transferred to the Lender or any other Person (as hereinafter defined) by reason of the Lender's exercise of any of its rights and/or remedies under any of the Loan Documents, including, without limitation, the exercise of the power of sale under the Mortgage or any other foreclosure of the Mortgage or other proceeding brought to enforce the rights of the holder of the Mortgage, by and in lieu of foreclosure, or by any other method (each such other Persons being hereinafter referred to as a "Purchaser"), and the Lender or such Purchaser succeeds to the interest of the Borrower under the Lease, the Tenant shall be bound to the Lender or such Purchaser, and the Lender or such Purchaser shall be bound to the Tenant, under all of the terms, covenants, conditions and warranties under the Lease for the balance of the term thereof remaining and all extensions or renewals thereof which may be effected in accordance with any option granted in the Lease, with the same force and effect as if the Lender or such Purchaser were the landlord under the Lease, but subject to the exceptions set forth in this Agreement, and, the Tenant does hereby attorn to the Lender or such Purchaser as its landlord, said attornment to be effective and self-operative without the execution of any further instruments on the part of any of the parties hereto immediately upon the Lender or such Purchaser succeeding to the interest of the Borrower under the Lease.

      Without limiting the foregoing, within ten (10) days after written request by the Lender or such Purchaser, the Tenant agrees to execute and deliver to the Lender or such Purchaser, any instrument of further assurance reasonably requested by the Lender or such Purchaser to confirm and acknowledge such attornment.

      Notwithstanding anything to the contrary contained herein, the Tenant shall be under no obligation to pay rent or any other charges due under the Lease to the Lender or such Purchaser until the Tenant receives written notice from the Lender or such Purchaser that it has succeeded to the interest of the Borrower under the Lease (or that the Lender has exercised its rights under any Assignment of Leases and Rents from the Borrower to the Lender) and directing where such rent should be delivered. Landlord hereby consents to Tenant paying such rent and other charges in accordance with such directions, and any such payments shall be credited against Tenant's obligations under the Lease.

     5. LIMITATION OF THE OBLIGATIONS OF THE LENDER. Notwithstanding anything to the contrary contained herein, in the event that the Lender or any Purchaser shall succeed to the interest of the Borrower under the Lease, the Lender and such Purchaser shall not be:

            (a) liable for any act or omission or any representation or warranty of any prior landlord, including, without limitation, the Borrower;

            (b) liable for the return of any security deposit not actually received by it;

            (c) subject to any offsets or defenses which the Tenant might have against any prior landlord, including, without limitation, the Borrower;

            (d) bound by any minimum rent or additional rent or other charges which the Tenant might have paid for more than the current month to any prior landlord, including, without limitation, the Borrower, unless actually received by the Lender or such Purchaser;

            (e) bound by any assignment (except assignments that do not require Landlord's consent under the Lease), surrender, termination, cancellation, amendment or modification of the Lease made without the Lender's express written consent;

            (f) liable under the Lease except during that period of time in which the Lender or such Purchaser are in privity of estate with the Tenant; or

            (g) responsible for any indirect or consequential damages, including, without limitation, loss of business, arising from any breach of the lessor's obligations under the Lease; provided, that the Lender or such Purchaser shall in no event be exonerated from any liability to the Tenant for any injury, loss, damage or liability to the extent prohibited by applicable law.

      In addition, and without limiting the foregoing, in the event that the Lender or any Purchaser shall succeed to the interest of the Borrower under the Lease, the Tenant specifically agrees to look solely to the Lender's or the Purchaser's then equity interest in the Mortgaged Property and the proceeds of any insurance relating to the Mortgaged Property for the satisfaction or recovery of any obligation from the Lender or the Purchaser to the Tenant arising under or in connection with the Lease; it being specifically agreed that the Lender or the Purchaser shall never be personally liable to the Tenant for the satisfaction of any such obligation and that the general assets of the Lender or the Purchaser shall not be subject to levy, execution or other enforcement procedure for the satisfaction of any such obligation.

     6. DEFAULTS UNDER THE LEASE. Notwithstanding anything contained in the Lease to the contrary, the Tenant agrees that so long as the Mortgage is in force and effect, the Tenant shall deliver to the Lender, at the address and in the manner set forth above, copies of all notices which the Tenant may from time to time serve upon the Borrower or any successor thereto, under and pursuant to the terms, covenants and conditions of the Lease. The Tenant further agrees that, from this date forward, it will not seek to terminate the Lease by reason of any act or omission of the Borrower until:

            (a) the Tenant shall have given written notice (sent by certified mail, return receipt requested or by a nationally recognized commercial overnight delivery service) of such act or omission to the Lender, at the address set forth above; and

            (b) thirty (30) days shall have elapsed following the receipt of such notice, during which period the Lender shall have the right, but shall not be obligated, to remedy such act or omission; the Tenant agreeing to accept any such remedy by the Lender as if the same had been performed by the Landlord.

As used herein, a reasonable period of time shall be thirty (30) days or, if such act or omission cannot be remedied during such thirty (30) day period, then such period of time as is necessary to remedy such act or omission, including, without limitation, such time as may be reasonably required to gain possession of the Demised Premises; provided, that the Lender (i) has elected to remedy such act or omission, (II) has so notified the Tenant during the thirty (30) day period following the receipt of the Tenant's notice and (iii) is diligently prosecuting the same.

     7. NOTICES. Any notice, request, demand, statement or consent made hereunder shall be in writing and shall be deemed duly given if personally delivered, sent by certified mail, return receipt requested, or sent by a nationally recognized commercial overnight delivery service with provisions for a receipt, postage or delivery charges prepaid, and shall be deemed given three business days after being postmarked or placed in the possession of such mail or delivery service and addressed as follows:

IF TO THE TENANT:      ___________________________
                       ___________________________
                       ___________________________
                       Attn:______________________

WITH A COPY TO:        ___________________________
                       ___________________________
                       ___________________________
                       Attn:______________________

IF TO THE LENDER:      ___________________________
                       ___________________________
                       ___________________________
                       Attn:  ____________________


or at such other place as either party hereto may from time to time hereafter designate to the other in writing. Any notice given to the Tenant by the Lender at any time shall not imply that such notice or any further or similar notice was or is required.

     8. GOVERNING LAW. This Agreement shall be construed, and the rights and obligations of the Tenant and the Lender shall be determined, in accordance with the laws of the Commonwealth of Massachusetts.

     9. AMENDMENTS, WAIVERS AND MODIFICATIONS. This Agreement sets forth the entire agreement of the parties with respect to the subject matter hereof and none of the terms, covenants, conditions, warranties or representations contained herein may be renewed, replaced, amended, extended, substituted, revised, waived, consolidated, modified or terminated except by an agreement in writing signed by the Person against whom enforcement is sought. The provisions of this Agreement shall extend and be applicable to all renewals, replacements, amendments, extensions, substitutions, revisions, consolidations and modifications of the Loan Documents or the Lease; and all references herein to the Loan Documents or the Lease shall be deemed to include any such renewals, replacements, amendments, substitutions, revisions, extensions, consolidations or modifications thereof.

      Notwithstanding the foregoing, any reference, whether express or implied, to any renewal, replacement, amendment, extension, substitution, revision, consolidation or modification of the Lease is not intended to constitute a consent to any such renewal, replacement, amendment, extension, substitution, revision, consolidation or modification of the Lease, but as a reference only to those instances where the Lender may give consent to any such renewal, replacement, amendment, extension, substitution, revision, consolidation or modification of the Lease, as the same may be required pursuant to the terms, covenants and conditions hereof.

    10. INVALIDITY. If any provision of this Agreement or the application thereof to any Person or circumstance, for any reason and to any extent, shall be held to be invalid or unenforceable, neither the remainder of this Agreement nor the application of such provision to any other Person or circumstance shall be affected thereby, but rather the same shall be enforced to the greatest extent permitted by law.

      Notwithstanding the foregoing, it is the intention of the Tenant and the Lender that if any provision of any of this Agreement is capable of two (2) constructions, one of which would render the provision void and the other of which would render the provision valid, then such provision shall be construed in accordance with the construction which renders such provision valid.

    11. SUCCESSORS AND ASSIGNS; JOINT AND SEVERAL LIABILITY. This Agreement shall run with the land and be binding on and inure to the benefit of (a) the Tenant and the Tenant's heirs, executors, administrators, legal representatives, and permitted successors and assigns and (b) the Lender, any Person who may now or hereafter hold any interest in the Loan, the Purchaser and their respective successors and assigns. Notwithstanding the foregoing, except for assignments and subleases that do not require Landlord's prior consent under the lease, the Tenant shall not assign or otherwise transfer this Agreement or any of its rights or obligations hereunder without the express written consent of the Lender in each instance, which consent shall not be unreasonably withheld, delayed or conditioned. Where more than one Person shall execute this Agreement as the Tenant, then each such Person shall be fully liable for all of the obligations of the Tenant hereunder and all such obligations shall be joint and several.

    12. RULES OF CONSTRUCTION. References in this Agreement to "herein", "hereof" and "hereunder" shall be deemed to refer to this Agreement and shall not be limited to the particular text or Section in which such words appear. The use of any gender shall include all genders and the singular number shall include the plural and vice versa as the context may require. References in this Agreement to attorneys' fees and expenses shall be deemed to include all reasonable out-of-pocket costs for administrative, paralegal and other support staff.

      References in this Agreement to the Mortgaged Property shall be deemed to include references to all of the Mortgaged Property and references to any portion thereof. References in this Agreement to the Demised Premises shall be deemed to include references to all of the Demised Premises or any portion thereof. The words "foreclosure" and "foreclosure sale" as used herein shall be deemed to include the acquisition of the Mortgaged Property or of the Demised Premises by voluntary deed or assignment in lieu of foreclosure.

      As used herein the term "Person" shall include all individuals and all entities of every kind and nature, including, without limitation, corporations, general and limited partnerships, stock companies or associations, joint ventures, unincorporated associations, companies, trusts, banks, trust companies, land trusts, business trusts, and agencies, authorities, bodies, boards, commissions, courts, instrumentalities, legislatures, or offices of any nature whatsoever for any government unit or political subdivision, whether federal, state, county, district, municipal, city or otherwise, and whether now or hereafter in existence.

      As used herein, the term "including", when following any general statement, will not be construed to limit such statement to the specific items or matters as provided immediately following the term "including" (whether or not non-limiting language such as "without limitation" or "but not limited to" or words of similar import are also used), but rather will be deemed to refer to all items or matters that could reasonably fall within the broader scope of the general statement.

    13. CAPTIONS AND HEADINGS. The captions and headings set forth in this Agreement are included for convenience and reference only and the words contained therein shall in no way be held or deemed to define, limit, describe, explain, modify, amplify or add to the interpretation, construction or meaning of, or the scope or intent of, this Agreement or any part hereof.

    14. LIMITATION OF LIABILITY. All Persons dealing with the Lender, in any way, shall look only to the assets of the Lender for the payment of any sum or the performance of any obligation. Furthermore, in no event shall the Lender ever be liable to the Tenant for any indirect or consequential damages suffered by the Tenant resulting from any cause whatsoever. Notwithstanding the foregoing, the Tenant hereby acknowledges and agrees that the Tenant shall look only to the assets of the Lender for the payment of any sum or performance of any obligation due by or from the Lender pursuant to the terms, covenants and conditions hereof.

    15. TIME OF THE ESSENCE. Time is of the essence of each and every term, condition, covenant and warranty set forth herein.

      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as a sealed instrument on the date first above-mentioned.


WITNESS:                         TENANT:



                                 ______________________________________


____________________________     By:___________________________________
Name:                                Name:___________________
                                     Title:__________________


WITNESS:                         LENDER:

                                 __________________________, a _______________



____________________________     By:___________________________________
Name:                               Name:
                                    Title: Vice President



____________________________     By:___________________________________
Name:                               Name:
                                    Title: Assistant Treasurer

WITNESS:                         LANDLORD:

                                 NAGOG PARK INVESTORS, L.L.C.



____________________________     By:___________________________________
Name:                               Name:
                                    Title:

                         COMMONWEALTH OF MASSACHUSETTS

               , ss.                                         ___________, 1999

      Then personally appeared the above-named _________________ , ____________ __________________ of _________________ , and acknowledged the foregoing instrument to be his free act and deed and the free act and deed of ___________ _________________ , before me,



                              __________________________________
                              Notary Public
                              My commission expires: ___________


                               STATE OF NEW YORK

               , ss.                                         ___________, 1999

      Then personally appeared the above-named ______________________ who swore that he/she is the ____________of Nagog Park Investors, L.L.C., and acknowledged the foregoing instrument to be his free act and deed and the free act and deed of Nagog Park Investors, L.L.C., before me,





                              __________________________________
                              Notary Public
                              My commission expires: ___________


                         COMMONWEALTH OF MASSACHUSETTS

               , ss.                                         ___________, 1999

      Then personally appeared the above-named ____________________ who swore that he/she is the ____________ of __________________________________ and
acknowledged the foregoing instrument to be his free act and deed and the free act and deed of ________________________, before me





                              __________________________________
                              Notary Public
                              My commission expires: ___________

                                    Exhibit A
                                Legal Description


Lot 106 on a Plan entitled " 'Nagog Square' Definitive Subdivision Plan of Land in Acton, Mass." by R. D. Nelson dated May 10, 1973, last revised November 12, 1973 and recorded with Middlesex South District Registry of Deeds as Plan No. 448 of 1974 in Book 12629, Page 25 (hereinafter called the "Plan"), bounded and described as follows:

SOUTHERLY         by Nagog Park, as shown on the Plan, by five courses, 76.81',
                  520.00', 99.38', 346.17' and 104.76', respectively;

SOUTHEASTERLY     by land of Nagog Development Company shown on the Plan as "60'
                  R. O. W. Easement Area 20.450 S.F.," by two courses, 43.17' and 289.09', respectively;

NORTHERLY         by land now or formerly of J. J. Heider & V. P. Wiegand,
                  231.95';

EASTERLY          again by said land now or formerly of J. J. Heider & V. E.
                  Wiegand by five courses, 86.36', 141.00', 62.49', 110.13', and
                  135.94', respectively;

NORTHEASTERLY     by land now or formerly of S. & J. Tabbi, 623.67';

NORTHWESTERLY     by land shown on the Plan as Lot 8A, by three courses,
                  109.64', 103.78' and 154.91', respectively;

SOUTHWESTERLY     again by said land shown on the Plan as Lot 8A, 102.27'

Together with grant of easements contained in a deed May 27, 1982 recorded in Book 14625, Page 368.

                                   EXHIBIT HM

              INITIAL HAZARDOUS MATERIALS DISCLOSURE CERTIFICATE


      Your cooperation in this matter is appreciated. Initially, the information provided by you in this Hazardous Materials Disclosure Certificate is necessary for the Landlord (identified below) to evaluate and finalize a lease agreement with you as tenant. After a lease agreement is signed by you and the Landlord (the "Lease Agreement"), on an annual basis in accordance with the provisions of
Section 6.6 of the signed Lease Agreement, you are to provide an update to the information initially provided by you in this certificate. The information contained in the initial Hazardous Materials Disclosure Certificate and each annual certificate provided by you thereafter will be maintained in confidentiality by Landlord subject to release and disclosure as required by (i) any lenders and owners and their respective environmental consultants, (ii) any prospective purchaser(s) of all or any portion of the property on which the Premises are located, (iii) Landlord to defend itself or its lenders, partners or representatives against any claim or demand, and (iv) any laws, rules, regulations, orders, decrees, or ordinances, including, without limitation, court orders or subpoenas. Any and all capitalized terms used herein, which are not otherwise defined herein, shall have the same meaning ascribed to such term in the signed Lease Agreement. Any questions regarding this certificate should be directed to, and when completed, the certificate should be delivered to:

Landlord:   Nagog Park Investors, LLC


            Attn:______________________________________________________________
            Phone:_____________________________________________________________


Name of (Prospective) Tenant: ArrowPoint Communications, Inc.


Mailing Address: 235 Littleton Road, Westford, MA 01886


Contact Person, Title and Telephone Number(s):   Maurice Bouchard,
                                                 IS and Facilities Manager
                                                 978 692-5875 x 543


Address of (Prospective) Premises:     50 Nagog Park, 3rd Floor, Acton, MA

Length of (Prospective) initial Term:   5 years

1.    GENERAL INFORMATION:

      Describe the initial proposed operations to take place in, on, or about the Premises, including, without limitation, principal products processed, manufactured or assembled services and activities to be provided or otherwise conducted. Existing tenants should describe any proposed changes to on-going operations.

      General office, laboratory, research development and light assembly of data network switches.


2.    USE, STORAGE AND DISPOSAL OF HAZARDOUS MATERIALS

      2.1 Will any Hazardous Materials be used, generated, stored or disposed of in, on or about the Premises? Existing tenants should describe any Hazardous Materials which continue to be used, generated, stored or disposed of in, on or about the Premises.

                    Wastes                        Yes [ ]       No [X]
                    Chemical Products             Yes [X]       No [ ]
                    Other                         Yes [ ]       No [X]

      If Yes is marked, please explain: Some very small amounts of chemicals are used in the repair and rework of electronic parts. See attached list for quantity and types.



      2.2 If Yes is marked in Section 2.1, attach a list of any Hazardous Materials to be used, generated, stored or disposed of in, on or about the Premises, including the applicable hazard class and an estimate of the quantities of such Hazardous Materials at any given time; estimated annual throughput; the proposed location(s) and method of storage (excluding nominal amounts of ordinary household cleaners and janitorial supplies which are not regulated by any Environmental Laws); and the proposed location(s) and method of disposal for each Hazardous Material, including, the estimated frequency, and the proposed contractors or subcontractors. Existing tenants should attach a list setting forth the information requested above and such list should include actual data from on-going operations and the identification of any variations in such information from the prior year's certificate.

3.    STORAGE TANKS AND SUMPS

      3.1 Is any above or below ground storage of gasoline, diesel, petroleum, or other Hazardous Materials in tanks or sumps proposed in, on or about the Premises? Existing tenants should describe any such actual or proposed activities.

            Yes [ ]             No [X]

            If yes, please explain:____________________________________________

4.    WASTE MANAGEMENT

      4.1 Has your company been issued an EPA Hazardous Waste Generator I.D. Number? Existing tenants should describe any additional identification numbers issued since the previous certificate.

            Yes [ ]             No [X]

      4.2 Has your company filed a biennial or quarterly reports as a hazardous waste generator'? Existing tenants should describe any new reports filed.

            Yes [ ]             No [X]

            If yes, attach a copy of the most recent report filed.

5.    WASTEWATER TREATMENT AND DISCHARGE

      5.1   Will your company discharge wastewater or other wastes to:

                 storm drain?          sewer?
            ----                  ----
                 surface water?     X  no wastewater or other wastes discharged.
            ----                  ----

            Existing tenants should indicate any actual discharges. If so, describe the nature of any proposed or actual discharge(s).


            ____________________________________________________________________
            ____________________________________________________________________

      5.2   Will any such wastewater or waste be treated before discharge?

            Yes [ ]             No [X]

            If yes, describe the type of treatment proposed to be conducted. Existing tenants should describe the actual treatment conducted.


            ____________________________________________________________________
            ____________________________________________________________________


6.    AIR DISCHARGES

      6.1 Do you plan for any air filtration systems or stacks to be used in your company's operations in, on or about the Premises that will discharge into the air; and will such air emissions be monitored? Existing tenants should indicate whether or not there are any such air filtration systems or stacks in use in, on or about the Premises which discharge into the air and whether such air emissions are being monitored.

            Yes [ ]             No [X]

            If yes, please describe:___________________________________________
            ___________________________________________________________________
            ___________________________________________________________________

      6.2 Do you propose to operate any of the following types of equipment, or any other equipment requiring an air emissions permit? Existing tenants should specify any such equipment being operated in, on or about the Premises.

                 Spray booth(s)            Incinerator(s)
            ----                      ----
                 Dip tank(s)               Other (Please describe)
            ----                      ----
                 Drying oven(s)         X  No Equipment Requiring Air Permits
            ----                      ----

            If yes, please describe:___________________________________________
            ___________________________________________________________________
            ___________________________________________________________________



7.    HAZARDOUS MATERIALS DISCLOSURES

      7.1 Has your company prepared or will it be required to prepare a Hazardous Materials management plan ("Management Plan") pursuant to Fire Department or other governmental or regulatory agencies' requirements? Existing tenants should indicate whether or not a Management Plan is required and has been prepared.

            Yes [ ]             No [X]

            If yes, attach a copy of the Management Plan. Existing tenants should attach a copy of any required updates to the Management Plan.

8.    ENFORCEMENT ACTIONS AND COMPLAINTS

      8.1 With respect to Hazardous Materials or Environmental Laws, has your company ever been subject to any agency enforcement actions, administrative orders, or consent decrees or has your company received requests for information, notice or demand letters, or any other inquiries regarding its operations? Existing tenants should indicate whether or not any such actions, orders or decrees have been, or are in the process of being, undertaken or if any such requests have been received.

            Yes [ ]             No [X]

            If yes, describe the actions, orders or decrees and any continuing compliance obligations imposed as a result of these actions, orders or decrees and also describe any requests, notices or demands, and attach a copy of all such documents. Existing tenants should describe and attach a copy of any new actions, orders, decrees, requests, notices or demands not already delivered to Landlord pursuant to the provisions of Section 6.6 of the signed Lease Agreement.

            ___________________________________________________________________
            ___________________________________________________________________
            ___________________________________________________________________


      8.2 Have there ever been, or are there now pending, any lawsuits against your company regarding any environmental or health and safety concerns?

            Yes [ ]             No [X]

            If yes, describe any such lawsuits and attach copies of the complaint(s), cross-complaint(s), pleadings and all other documents related thereto as requested by Landlord. Existing tenants should describe and attach a copy of any new complaint(s), cross-complaint(s), pleadings and other related documents not already delivered to Landlord pursuant to the provisions of Section
            6.6 of the signed Lease Agreement.

            ___________________________________________________________________
            ___________________________________________________________________
            ___________________________________________________________________


      8.3 Have there been any problems or complaints from adjacent tenants, owners or other neighbors at your company's current facility with regard to environmental or health and safety concerns? Existing tenants should indicate whether or not there have been any Such problems or complaints from adjacent tenants, owners or other neighbors at, about or near the Premises.

            Yes [ ]             No [X]

            If yes, please describe. Existing tenants should describe any such problems or complaints not already disclosed to Landlord under the provisions of the signed Lease Agreement.

            ___________________________________________________________________
            ___________________________________________________________________

9.    PERMITS AND LICENSES

      9.1 Attach copies of all Hazardous Materials permits and licenses including a Transporter Permit number issued to your company with respect to its proposed operations in, on or about the Premises, including, without limitation, any wastewater discharge permits, air emissions permits, and use permits or approvals. Existing tenants should attach copies of any new permits and licenses as well as any renewals of permits or licenses previously issued.

The undersigned hereby acknowledges and agrees that (A) this Hazardous Materials Disclosure Certificate is being delivered in connection with, and as required by, Landlord in connection with the evaluation and finalization of a Lease Agreement and will be attached thereto as an exhibit; (B) that this Hazardous Materials Disclosure Certificate is being delivered in accordance with, and as required by, the provisions of Section 6.6 of the Lease Agreement; and (C) that Tenant shall have and retain full and complete responsibility and liability with respect to any of the Hazardous Materials disclosed in the HazMat Certificate notwithstanding Landlord's/Tenant's receipt and/or approval of such certificate. Tenant further agrees that none of the following described acts or events shall be construed or otherwise interpreted as either (a) excusing, diminishing or otherwise limiting Tenant from the requirement to fully and faithfully perform its obligations under the Lease with respect to Hazardous Materials, including, without limitation, Tenant's indemnification of the Indemnitees and compliance with all Environmental Laws, or (b) imposing upon Landlord, directly or indirectly, any duty or liability with respect to any such Hazardous Materials, including, without limitation, any duty on Landlord to investigate or otherwise verify the accuracy of the representations and statements made therein or to ensure that Tenant is in compliance with all Environmental Laws; (i) the delivery of such certificate to Landlord and/or Landlord's acceptance of such certificate, (ii) Landlord's review and approval of such certificate, (iii) Landlord's failure to obtain such certificate from Tenant at any time, or (iv) Landlord's actual or constructive knowledge of the types and quantities of Hazardous Materials being used, stored, generated, disposed of or transported on or about the Premises by Tenant or Tenant's Representatives. Notwithstanding the foregoing or anything to the contrary contained herein, the undersigned acknowledges and agrees that Landlord and its partners, lenders and representatives may, and will, rely upon the statements, representations, warranties, and certifications made herein and the truthfulness thereof in entering into the Lease Agreement and the continuance thereof throughout the term, and any renewals thereof of the Lease Agreement.

I (print name) Maurice Bouchard, acting with full authority to bind the (proposed) Tenant and on behalf of the (proposed) Tenant, certify, represent and warrant that the information contained in this certificate is true and correct.

(PROSPECTIVE) TENANT:


By:   /s/ Maurice E. Bouchard
      -------------------------------------

Title:      IS and Facilities Manager
Date:       30 Aug 1999

ArrowPoint Chemicals used in Assembly:

1) cyanoacrylate (tak pak circuit board adhesive).
Quantity: 1, 20 gram bottle.  Usage, approx. 10 grams per month.

2) 1, 1, 1,2-tetrafluoroethane (freeze spray).

Quantity: 10, 238 gram cans. Usage, 1 can per week.

3) 2-methylpentane, 3-methylpentane, 2-3 dimethylbutane, n-hexane, ethyl acetate (flux remover).

Quantity: 10, 284 gram cans. Usage, 1 can per week.

4) Isopropyl Alcohol, mineral spirits. (RMA Flux).

Quantity: 1 gallon. Usage, 1 ounce per week.

5) 60/40 Tin/Lead Solder.
Quantity: 3 rolls, 1 lb. each.  Usage, .1 ounce per week.